                                                                 EXHIBIT 10.6.1





             FOURTH AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT


         THIS FOURTH AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (this "Agreement"), dated as of October 15, 1996, is entered into by and among FIRST ENTERPRISE FINANCIAL GROUP, INC., formerly known as Centre Capital Funding Corp., an Illinois corporation, as successor to First Enterprise Financial Group, Inc., a Delaware corporation ("FEFG"), FIRST ENTERPRISE ACCEPTANCE COMPANY, an Illinois corporation ("FEAC") (each, individually, a "Borrower" and collectively, the "Borrowers"), the banks listed on the signature pages hereof (each a "Bank" and collectively the "Banks") and LASALLE NATIONAL BANK, a national banking association, as Agent for the Banks ("Agent").

                             PRELIMINARY STATEMENTS

                 WHEREAS, FEFG, LaSalle National Bank, individually and as agent ("LaSalle"), and certain other lenders entered into a certain Amended and Restated Revolving Credit Agreement dated as of December 11, 1991, as amended (the "First Amendment and Restatement"), which First Amendment and Restatement was amended and restated pursuant to the terms of that certain Second Amended and Restated Revolving Credit Agreement dated as of July 1, 1994, as amended, among FEFG, LaSalle and certain other lenders listed on the signature pages thereof (the "Second Amendment and Restatement"), and which Second Amendment and Restatement was amended and restated pursuant to the terms of that certain Third Amended and Restated Revolving Credit Agreement dated as of September 1, 1995, as amended, among Borrowers, LaSalle, and certain other lenders listed on the signature pages thereof (the "Third Amendment and Restatement"), pursuant to which the Banks made revolving loans and advances to FEFG;

                 WHEREAS, the Borrowers, the Banks and Agent wish to amend and restate the Third Amendment and Restatement in its entirety to, among other things, extend the maturity of Borrowers' revolving credit facility, make additional funds available to Borrowers, modify the pricing and fees, and admit CoreStates Bank, N.A. as a New Bank thereunder;

                 WHEREAS, the Borrowers have agreed to secure their indebtedness to the Banks hereunder by granting to the Banks a first security interest in and to all of their assets including, without limitation, all Automobile Finance Agreements and Automobile Finance Receivables (in each case as herein defined) and all of their other tangible and intangible property; and

                 WHEREAS, the Banks are willing to make such credit extensions on the terms and conditions set forth herein.
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                 WHEREAS, this Agreement shall replace and supersede the Third
Amendment and Restatement in its entirety;

                 NOW, THEREFORE, for and in consideration of the mutual agreements herein contained and the other terms, conditions, representations, warranties, covenants and other agreements contained herein, the parties hereto agree that the Third Amendment and Restatement is amended and restated in its entirety as follows:

         1.      DEFINITIONS AND FINANCIAL TERMS.

                 1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms shall have the meanings indicated for purposes of this Agreement (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                 "Affiliate" means any corporation or any other Person that directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with, either Borrower or any officer, shareholder, director, trustee, employee or partner of either Borrower.

                 "Agent" means LaSalle National Bank, a national banking association in its capacity as Agent for the Banks hereunder and each successor, as provided in Section 11.8, who shall act as Agent.

                 "Agreement" means this Fourth Amended And Restated Revolving Credit Agreement, together with all exhibits, attachments and amendments hereto or thereto, and all modifications, renewals, extensions, restatements and substitutions thereof or therefor.

                 "Applicable UCC" means the version of the Uniform Commercial Code in effect from time to time in any Eligible State in which a particular Automobile Finance Receivable is generated.

                 "Assignment of Life Insurance Policy" means the assignment of the life insurance policy for Michael P. Harrington, an Illinois resident, in the form attached as EXHIBIT A hereto.

                 "Automobile Finance Agreement" means the standard form(s) of automobile finance agreement as the Borrowers may from time to time use or acquire from Eligible Dealers in Eligible States all of which forms shall comply with all applicable Laws, copies of which shall be provided to Agent with respect to all existing forms of Automobile Finance Agreements


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and from time to time with respect to any new forms of Automobile Finance
Agreements.

                 "Automobile Finance Receivable" means a receivable which results from an Automobile Finance Transaction entered into by either Borrower which shall be equal to the sum of all payments due by the applicable Eligible Auto Consumer under the applicable Automobile Finance Agreement.

                 "Automobile Finance Receivable Reports" means those reports prepared by the Borrowers containing (i) a summary of the Borrowers' Automobile Finance Receivables balance as of the end of each calendar month (including separate information with respect to Automobile Finance Receivables in the Securitized Portfolio and with respect to the Sold Receivables), which balances the Borrowers shall represent and warrant as being calculated in accordance with GAAP and accurately reflecting the delinquency status of the Automobile Finance Receivables (including a reasonable provision for uncollectibility) and which shall be presented in a format acceptable to the Banks, (ii) a reconciliation of the loan loss reserves and other similar reserves acceptable to the Banks (including separate information with respect to Automobile Finance Receivables in the Securitized Portfolio and with respect to the Sold Receivables), and (iii) summaries of repossessions and recoveries, allowable delinquencies and deferred Automobile Finance Receivables (each including separate information with respect to Automobile Finance Receivables in the Securitized Portfolio and with respect to the Sold Receivables).

                 "Automobile Finance Transaction" means a transaction entered into by and between either (i) a Borrower and an Auto Consumer (in the case of a transaction in which such Borrower provides purchase money financing directly to the applicable Auto Consumer for the purchase of an automobile) (hereinafter a "Direct Financing"), or (ii) a Borrower and an Eligible Dealer (in the case of a transaction in which the Eligible Dealer provides purchase money financing and such Borrower purchases existing Automobile Finance Receivables and the related Automobile Finance Agreements from an Eligible Dealer) (hereinafter an "Indirect Financing") all of which transactions shall be evidenced by an Automobile Finance Agreement.

                 "Banking Day" means any day on which banks are open for business in Chicago, Illinois.

                 "Bank's Collateral Identification Stamp" means the identification stamp which the Borrowers will stamp or otherwise affix to each Automobile Finance Agreement and contains the language set forth in EXHIBIT B hereto, and which is sufficient to give any purported purchaser of any Automobile Finance Receivable evidenced by such Automobile Finance Agreement and





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the Automobile Finance Agreement notice (as such term is defined in Section
9-308 of the Applicable UCC) of the Banks' first perfected security interest in the applicable Automobile Finance Receivable and Automobile Finance Agreement and all proceeds thereto.

                 "Borrowers' Voting Stock" shall have the meaning provided in
Section 6.17(b) of this Agreement.

                 "Borrowing Base Certificate" means the Borrowing Base Certificate in the form attached hereto as EXHIBIT C.

                 "Capital Funds" means the sum of (i) Tangible Net Worth and
(ii) Subordinated Debt.

                 "Cash Interest Expense" means, with respect to any Financial Statement, the interest expense shown on the statement of cash flows contained in such Financial Statements.

                 "Collateral Agreement" shall mean that Third Amended and Restated Collateral and Security Agreement dated the date hereof in the form attached as EXHIBIT D hereto.

                 "Computer Equipment" means all hardware, software or other computer, computer-related or peripheral equipment, including, without limitation, all of the Borrowers' proprietary software, if any, which is used in monitoring and analyzing their loan portfolio.

                 "Credit" means the aggregate commitment of the Banks to make Revolving Loans under the terms of this Agreement.

                 "Current Securitization Transaction" means (a) FEFG's sale, assignment, pledge or contribution of the Eligible Automobile Receivables listed and described in Schedule A of the Sale and Servicing Agreement and all rights related thereto to FESC as part of the securitization of such Eligible Automobile Receivables pursuant to the terms of the Sale and Servicing Agreement and the Trust Indenture, and the related transactions contemplated by the Securitization Transaction Documents and (b) the payment to the Agent of the Payoff Amount associated with such Eligible Automobile Receivables.

                 "Due Date" means the date on which any payment is due to be made from an Eligible Auto Consumer to either Borrower under the terms of any Automobile Finance Agreement.

                 "EBIT" means, with respect to any income statement contained in any of the Borrowers' Financial Statements, the Borrowers' consolidated income computed before applicable deduction for taxes and gross interest expenses.





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                 "Eligible Auto Consumer" means a natural person (and not a corporation, partnership, trust or other legal entity) who purchases an Eligible Automobile and finances such purchase in an Automobile Finance Transaction.

                 "Eligible Automobile" means a new or used motor vehicle that
(i) to the best of Borrowers' knowledge, is acquired by an Eligible Automobile Consumer for personal use only, (ii) is financed by FEFG in connection with an Automobile Finance Transaction, and (iii) in which FEFG has a first perfected security interest under the Applicable UCC, the applicable Title Statute or other similar Laws of an Eligible State.

                 "Eligible Automobile Finance Receivables" means those Automobile Finance Receivables (in each case net of Unearned Finance Charges and/or Unearned Interest) of FEFG arising in the ordinary course of its business which (a) are included in the Borrowers' Financial Statements, (b) are subject to the Banks' first perfected security interest and no other Lien, claim, security interest or other encumbrances whatsoever other than the Permitted Liens, and (c) are evidenced by an Automobile Finance Agreement. In addition, no Automobile Finance Receivable shall be an Eligible Automobile Finance Receivable if:

                 (i) it arises out of an Automobile Finance Transaction entered into by and between FEFG and any Affiliate of FEFG other than a wholly-owned Subsidiary of FEFG; or

                 (ii) it arises out of an Automobile Finance Transaction entered into by and between FEFG (or an Eligible Dealer) and any Person other than an Eligible Auto Consumer; or

                 (iii) any installment payment in respect of such Automobile Finance Receivable is due or unpaid more than 90 days after the applicable Due Date therefor, or in respect of which the Eligible Automobile financed thereby has been transferred to repossession inventory, or more than three (3) installment payments in respect of such Automobile Finance Receivable is past due; or

                 (iv) the original Principal Purchase Price of such Automobile Finance Receivable exceeds 120% of the Wholesale Value of the Eligible Automobile financed thereby; or

                 (v) FEFG does not have a first perfected security interest in the Eligible Automobile which was





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                 financed by such Automobile Finance Receivable or otherwise has failed to take all actions necessary to comply with the provisions of the applicable Title Statute; or

                 (vi) any covenant, representation or warranty contained in this Agreement or any of the other Loan Documents or the applicable Automobile Finance Agreement in each case with respect to such Automobile Finance Receivable has been breached; or

                 (vii) the subject Eligible Auto Consumer has commenced a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or has made an assignment for the benefit of creditors, or a decree or order for relief has been entered by a court having jurisdiction in the premises in respect of such Eligible Auto Consumer in an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other petition or other application for relief under the federal bankruptcy laws has been filed against such Eligible Auto Consumer, or if such Eligible Auto Consumer has failed, suspended business, ceased to be solvent, or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for any portion of its assets or affairs, unless such Eligible Auto Consumer has reaffirmed its obligation under the Automobile Finance Agreement evidencing such Automobile Finance Receivable, which reaffirmation has been approved by court order and then only the portion of such Eligible Automobile Finance Receivable which has been approved by such court order shall be deemed to be eligible hereunder; or

                 (viii) the Automobile Finance Receivable involves an Eligible Auto Consumer with respect to whom either Borrower has knowledge that such Eligible Auto Consumer is not a U.S. Citizen or has a principal residence outside of the United States, except for U.S. military personnel on assignment outside of the United States; or

                 (ix) the Automobile Finance Receivable is subject to any actual offset, deduction, defense, dispute, or counterclaim, or is contingent in any respect or for any reason; or

                 (x) FEFG has made any agreement with the subject Eligible Auto Consumer for any deduction from the Automobile Finance Receivable (or from any other





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                 Automobile Finance Receivable from such Eligible Auto
                 Consumer); or

                 (xi) the Banks believe that collection of such Automobile Finance Receivable is insecure or that such Automobile Finance Receivable may not be paid by reason of the applicable Eligible Auto Consumer's financial inability to pay; or

                 (xii) the Banks' Collateral Identification Stamp has not been stamped on or otherwise affixed to the Automobile Finance Agreement evidencing the Automobile Finance Receivable; or

                 (xiii) the Automobile Finance Receivable arises out of a Automobile Finance Transaction which does not comply, in all material respects, with any applicable Laws; or

                 (xiv) the Eligible Automobile which was financed by such Automobile Finance Receivable has been repossessed; or

                 (xv) more than two (2) payments shall have been deferred under the applicable Automobile Finance Agreement in the immediately preceding twelve months or more than five (5) payments shall have been deferred over the life of the Automobile Finance Agreement.

                 "Eligible Dealer" means any automobile dealer which the Agent has not in its reasonable discretion disapproved in writing.

                 "Eligible States" means, with respect to any Eligible Vehicle, the state in which the motor vehicle is titled and registered by the Eligible Auto Consumer at the time of purchase, but only to the extent that, if such state does not have a Title Statute, the Agent shall have received a certificate in form and substance acceptable to the Banks in their sole and complete discretion executed by the President and Chief Executive Officer of the Borrowers which certificate shall constitute the representation and warranty of the Borrowers that no Title Statute exists in such state and that the form of Automobile Finance Agreement to be used in such state complies with all applicable Laws in such state.

                 "Environmental Laws" means all federal, state and local Laws (including, without limitation, the common law), statutes, ordinances, rules, regulations and other requirements (including, without limitation, administrative orders, consent agreements and conditions contained in applicable permits),





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relating to health, safety, and the protection of the  environment, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act and Recover Act ("RCRA"), 42 U.S.C. Section 7401 et seq., all as amended or hereafter amended.

                 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                 "Event of Default" means any of the events described in
Section 10.1.

                 "FEAC" means First Enterprise Acceptance Company, an Illinois corporation.

                 "FEAC's Voting Stock" shall have the meaning provided in
Section 6.17(a) of this Agreement.

                 "FEFG" means First Enterprise Financial Group, Inc., an Illinois corporation.

                 "FESC" means First Enterprise Securitization Corp., a Delaware corporation.

                 "FEFG's Voting Stock" shall have the meaning provided in
Section 6.17(a) of this Agreement.

                 "Floating Rate" has the meaning set forth in Section 3.1.

                 "GAAP" means generally accepted accounting principles in effect in the United States of America.

                 "Illinois UCC" means the Uniform Commercial Code in effect in the State of Illinois as the same may be amended from time to time.

                 "Indebtedness" means, without duplication, all items which, in accordance with GAAP, would be included as liabilities and shall include, without limitation, capitalized leases, letters of credit, secured and unsecured debt and contingent but accrued liabilities.

                 "IPO" means the firm initial public offering by FEFG of up to 1,782,996 shares of its common stock.

                 "Laws" means all ordinances, statutes, rules, regulations, codes, orders, injunctions, writs or decrees of any government, whether federal, state, municipal or local, of any political subdivision or agency thereof, or of any court, board or similar entity established by any of the foregoing having





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jurisdiction over any Property, assets, business or operations of either
Borrower.

                 "LIBOR-Based Rate" means that rate of interest per year equal to the LIBOR Rate plus 2.5%

                 "LIBOR Rate" means during any LIBOR Rate Borrowing Period for each Revolving Loan bearing interest at the LIBOR-Based Rate, that rate of interest per year equal to the quotient obtained by dividing (x) the rate of interest determined by the Agent to be the average (rounded upward to the nearest whole multiple of one-eighth percent (1/8%) per annum, if such average is not such a multiple) of the rate per annum at which deposits in U.S. dollars are generally offered in the London Interbank Market at 11:00 A.M. London time, one (1) Banking Day before the first day of such LIBOR Rate Borrowing Period, for a period equal to such LIBOR Rate Borrowing Period, in the amount of the applicable Revolving Loan, by (y) the difference between one hundred percent (100%) and any applicable reserve requirements (rounded upward to the nearest whole multiple of one hundredth (1/100) of one percent (1%) per annum), including without limitation, any statutory maximum requirement for the Banks to hold reserves for "Eurocurrency Liabilities" under Regulation D of the Board of Governors of the Federal Reserve System (or any similar reserves under any successor regulation or regulations).

                 "LIBOR Rate Borrowing Period" has the meaning set forth in
Section 3.3.

                 "Lien" means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest or lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include, without limitation, reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictments, leases and other title exceptions and encumbrances affecting Property. For the purposes of this Agreement, the Borrowers shall be deemed to be the owner of any Property which they have acquired or hold subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other person for security purposes.

                 "Loan Documents" means this Agreement, the Revolving Notes, the Collateral Agreement, the Assignment of Life Insurance Policy, and all related documents as the same may be amended or restated from time to time.





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                 "Loans" means the Revolving Loans made pursuant to Section
2.1.

                 "Majority Banks" means those Banks whose shares in the aggregate Revolving Loans outstanding constitute (or, if no Revolving Loans are outstanding, those whose Percentage Interests in the Credit constitute) at least sixty-seven (67%).

                 "Maturity Date" means June 1, 1998.

                 "Obligations" means all obligations (monetary or otherwise) of the Borrowers arising under or in connection with this Agreement, the Revolving Notes and each of the other Loan Documents.

                 "Payoff Amount" means with respect to any Eligible Automobile Receivable, an amount not less than the aggregate sum advanced by Banks against such Eligible Automobile Finance Receivable under this Agreement.

                 "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

                 "Percentage Interest" means the percentage interest of each Bank in the Revolving Loan Commitment (as defined in Section 2.1 hereof) as set forth opposite each Bank's name on the signature pages hereof, and as the same may be modified from time to time.

                 "Permitted Securitization Transaction" means the Current Securitization Transaction and any Securitization Transaction hereafter entered into by FEFG with the written consent of Agent and Banks.

                 "Permitted Liens" has the meaning set forth in Section 7.15 hereof.

                 "Person" means any individual, sole proprietorship, joint venture, partnership, limited partnership, association, unincorporated organization, joint-stock company or association, trust, corporation, entity, institution or government body.

                 "Plan" shall have the meaning given to such term in Section 3(3) of ERISA and which is established or maintained by either Borrower, any of its Subsidiaries or any Affiliate and includes any Plan as to which such Borrower, any of its Subsidiaries or any Affiliate may have any liability.

                 "Prime Rate" means, at any time, the rate of interest per annum then most recently announced by LaSalle at Chicago, Illinois as its Prime Rate. Each change in the interest rate





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on any Revolving Note shall take effect on the effective date of the change in the Prime Rate. The use of the term Prime Rate is not intended nor does it imply that such rate of interest is a preferred rate of interest or one of which is offered by LaSalle to its most credit worthy customers.

                 "Principal Purchase Price" means, in respect of any Automobile Finance Transaction the aggregate amount of cash either (i) paid by FEFG to an Eligible Dealer (in the case of an Indirect Financing) or (ii) loaned to an Eligible Auto Consumer (in the case of a Direct Financing).

                 "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

                 "Revolving Loan Borrowing Base" means, as of any subject date, 80% of Eligible Automobile Receivables.

                 "Revolving Note(s)" means the Borrowers' Revolving Notes, substantially in the form set forth as EXHIBIT E, with appropriate insertions.

                 "Sale and Servicing Agreement" means the Sale and Servicing Agreement dated as of June 1, 1996, among FEFG, FESC and LaSalle National Bank, as backup servicer.

                 "Securitization Transaction" means collectively, (a) FEFG's sale, assignment, pledge or contribution of some or all of the Automobile Finance Receivables and related rights to an SPE as part of a securitization of all or some of the Automobile Finance Receivables and (b) the payment to Banks of any Payoff Amount associated therewith.

                 "Securitization Transaction Documents" means all agreements, instruments and documents executed and delivered in connection with a Permitted Securitization Transaction.

                 "Securitized Portfolio" means all Eligible Automobile Receivables sold or contributed to a SPE in connection with a Permitted Securitization Transaction.

                 "Security Insurer" means Financial Surety Assurance, Inc., a financial guaranty insurance company incorporated under the laws of the State of New York.

                 "Sold Receivables" means those Automobile Finance Receivables sold to General Electric Capital Corporation or to Liberty Bank or in any similar transaction to which the Banks have consented.





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                 "SPE" means a special purpose entity, including, without
limitation, a wholly-owned subsidiary of FEFG or FEAC or trust, established in connection with a Permitted Securitization Transaction.

                 "Stock Option Plan" shall have the meaning provided in Section 6.17(c) of this Agreement.

                 "Subordinated Debt" means that portion of any liabilities, obligations or Indebtedness of either Borrower which contains terms satisfactory to the Banks and is subordinated in a manner satisfactory to the Banks, as to right and time of payment of principal and interest thereon, to any and all of the Obligations, having a term extending at least six (6) months beyond the Maturity Date, and is evidenced by a subordination agreement substantially in the form of the Subordination Agreement attached hereto as EXHIBIT F which agreement shall be acceptable to the Banks in their sole discretion.

                 "Subordination Agreement" shall mean any agreement substantially in the form of EXHIBIT F among Agent, Banks, the Borrowers and the holder of any permitted Subordinated Debt.

                 "Subsidiary" means any corporation, voluntary association, joint stock company, voting trust or similar organization of which either Borrower and its other Subsidiaries own directly or indirectly more than 50% of the shares of stock having general voting power under ordinary circumstances to elect a majority of the board of directors, managers, trustees or others performing similar functions.

                 "Tangible Net Worth" means net worth, determined in accordance with GAAP, less the sum of Borrowers' (i) intangible assets, classified as such in accordance with GAAP, (ii) prepaid expenses, classified as such in accordance with GAAP, (iii) advances to Affiliates classified as such in accordance with GAAP (exclusive of advances by FEFG to FEAC) and (iv) deferred items classified as assets on the Borrower's Financial Statements, including, without limitation, any deferred income taxes.

                 "Title Statutes" means the applicable certificate of title statues in effect from time to time in any Eligible State.

                 "Unearned Finance Charge" means, with respect to any Automobile Finance Receivable, that portion of the aggregate finance charge (irrespective of whether such finance charge is characterized as finance charges, points, unearned discounts or any other similar type of additional charge) which either Borrower has charged the applicable Eligible Auto Consumer in connection with such transaction and which has not been earned





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as of any particular date and that component of the outstanding balance of any
Automobile Finance Receivable which is comprised of interest. For purposes of this Agreement, Unearned Finance Charges shall be calculated in accordance with all applicable Laws and otherwise in accordance with the applicable Automobile Finance Agreement.

                 "Unmatured Event of Default" means any event or condition which with the lapse of time or giving of notice, or both, would constitute an Event of Default.

                 "Unsubordinated Debt" means, as of any date, the total of the Borrowers' Indebtedness to any and all Persons less: (i) the total principal balances of the Subordinated Debt as of such date; (ii) any liabilities that have a direct offsetting receivable due from the same Person; and (iii) guaranteed shareholder loans to the extent such loans were used to purchase common stock of FEFG and do not exceed $400,000 in the aggregate at any one time; and (iv) 50% of any cash shown on the balance sheet of the Borrowers. To the extent that Borrowers have a negative cash balance, liabilities will be increased accordingly.

                 Wholesale Market Value means, with respect to the motor vehicle securing an Automobile Finance Receivable, the most recent wholesale value thereof (based upon the factory-to-dealer invoice, in the case of a new vehicle, or any one of the Kelly Blue Book value, the Black Book value, the NADA Guide value, the AIDA Guidebook value or any similar valuation guidebook commonly used in the automobile finance industry and acceptable to the Agent in its sole discretion, in the case of a used vehicle) as of the date of origination of the related Automobile Finance Receivable.

                 1.2 Financial And Other Terms. Unless otherwise defined or the context otherwise requires, all financial and accounting terms shall be defined in accordance with GAAP. All other terms used but not otherwise defined herein shall have the meanings provided by the Illinois UCC.

         2. COMMITMENT OF THE BANKS. Subject to the terms and conditions of this Agreement, each Bank, severally but not jointly, agrees as follows:

                 2.1 Revolving Loans. Subject to the terms of this Agreement, to make loans to the Borrowers (collectively called the "Revolving Loans" and individually each a "Revolving Loan") on any Banking Day, which Revolving Loans the Borrowers may repay and re-borrow during the period from the date hereof, to, but not including, the Maturity Date, in such amounts as FEFG may from time to time request, subject to the limitations set forth in
Section 2.2 hereof; provided, however, that the





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aggregate principal amount of all Revolving Loans made under this Section 2.1 shall not exceed, at any one time, the lowest of (i) the Revolving Loan Borrowing Base, (ii) $85,000,000 or (iii) such fixed dollar amount as is (in the aggregate) committed by the Banks executing this Agreement from time to time if such amount is less than $85,000,000 (such lowest sum being the "Revolving Loan Commitment"); notwithstanding the forgoing, if no Event of Default shall have occurred and be continuing on each anniversary of the date hereof, the Banks shall be under no commitment to extend such Maturity Date, but each Bank agrees to inform the Borrowers on such anniversary date whether it intends to extend the Maturity Date for an additional one-year period. If, at any time the outstanding Revolving Loans exceed the Revolving Loan Commitment, the Borrowers will immediately notify the Agent of such excess and pay the Banks the amount thereof. Notwithstanding anything to the contrary contained herein, no Bank shall be obligated to advance any funds under this
Section 2.1 which funds exceed the amount determined by multiplying such Bank's Percentage Interest by the Revolving Loan Commitment.

                 2.2 Borrowing Procedure. FEFG shall give telephonic notice (promptly confirmed in writing) to the Agent of each proposed borrowing; provided, however, the borrowing procedure set forth in this Section 2.2 may be modified by any other method as reasonably agreed on by Agent and Borrowers. Such notice shall designate the amount of the requested Revolving Loan to be made by the Banks, the date on which the Revolving Loan is to be made available to the Borrowers, whether the requested Revolving Loan shall bear interest at the Floating Rate or the LIBOR-Based Rate, and if the Revolving Loan is to bear interest at the LIBOR-Based Rate, the applicable LIBOR Rate Borrowing Period for such Revolving Loan; provided, however, that such notice is received by the Agent not later than 12:30 p.m., Chicago time on the Banking Day on which the Borrower is requesting the Revolving Loan be made available by the Bank in the case of a Revolving Loan to bear interest at the Floating Rate and not later than two (2) Banking Days prior to the Banking Day on which the Borrower is requesting the Revolving Loan be made available by the Bank in the case of a Revolving Loan to bear interest at the LIBOR-Based Rate. Agent shall promptly advise Banks of such proposed borrowing, and Banks shall provide the Agent at its principal office in Chicago with immediately available funds covering the amount of the requested Loans. Agent shall pay over such immediately available funds to the Borrowers upon the Agent's receipt of the certificate required under Section 8.3 hereof. Each Revolving Loan or payment of principal prior to the Maturity Date shall be in an aggregate amount of at least $10,000 or an integral multiple thereof (except for Revolving Loans bearing interest at the LIBOR-Based Rate, each of which shall be in a minimum amount of $1,000,000 and integral multiples of $500,000 thereafter).

                 2.3 Revolving Notes. The Revolving Loans shall be evidenced by the Revolving Notes, each of which shall be dated the date of the initial Revolving Loan, made payable to the order of the Bank making the Revolving Loans and each of which shall mature on the Maturity Date. All Revolving Loans made by the Banks to the Borrowers pursuant to this Agreement and all payments of principal shall be evidenced by each Bank in its records, or, at such Bank's option, on the schedule attached to its respective Revolving Note, which records or schedule shall be rebuttable presumptive evidence of the subject matter thereof.

                 2.4 Procedure For Admission of Additional Banks - Increase In Percentage Interests. In the event that any bank or other financial institution shall desire to become a Bank under this Agreement (each a "New Bank") or any existing Bank shall desire to increase its Percentage Interest hereunder (each an "Increasing Bank") such New Bank or Increasing Bank, as applicable, shall submit to the Agent on behalf of the Banks such information as the Banks shall request in respect of such New Bank's or Increasing Bank's commitment to the Credit. Upon the approval of the Majority Banks, such New Bank or Increasing Bank, as applicable, shall be admitted as a Bank and shall execute a counterpart signature page to this Agreement and all other appropriate Loan Documents. After such execution such Bank shall be entitled to all of the rights and shall undertake all of the obligations of a Bank hereunder.

         3.      INTEREST AND FEES.

                 3.1         The Revolving Loans; Rate.   Each Revolving Loan
shall bear interest at the Borrowers' option at either of the following rates:
(i) the Prime Rate plus one-quarter of one percent (1/4%), computed on the basis of actual days elapsed over a 360-day year (the "Floating Rate"); or (ii) a fixed interest rate per annum (computed for the actual number of days elapsed on the basis of a 360-day year) which shall be equal to the LIBOR-Based Rate in effect on the date the Agent quotes such rate to the Borrower (the "LIBOR-Based Rate"). The Borrowers' acceptance of any LIBOR-Based Rate shall be final and conclusive as to all matters with respect to the determination thereof. Interest on Loans bearing interest at the Floating Rate shall be payable monthly in arrears beginning on October 31, 1996, and continuing on the last day of each calendar month thereafter. The Floating Rate shall fluctuate concurrently with and in an amount equal to any increase or decrease in the Prime Rate. Interest on Loans bearing interest at the LIBOR-Based Rate shall be payable in arrears on the last day of the applicable LIBOR Rate Borrowing Period.

                 3.2         Interest Rate Election.   Borrowers shall make an
election in writing pursuant to Section 2.2 as to whether such Revolving Loan shall bear interest at the Floating Rate or the LIBOR-Based Rate. If Borrowers elect to have a Revolving Loan bear interest at the LIBOR-Based Rate, Borrowers shall also specify the applicable LIBOR Rate Borrowing Period for such Revolving Loan; provided, however, no more than five
(5) Revolving Loans may bear interest at the LIBOR-Based Rate at any time and each Revolving Loan bearing interest at the LIBOR-Based Rate shall be in a minimum amount of $1,000,000.

                 3.3 Borrowing Periods. At any time when the Borrowers shall select or renew the LIBOR-Based Rate to apply to any Revolving Loan, they shall fix a period for each such Revolving Loan during which such LIBOR-Based Rate shall apply, such periods to be for periods (the "LIBOR Rate Borrowing Periods") of 30, 60 or 90 days; provided that (i) in no event shall any LIBOR Rate Borrowing Period so selected expire later than the Maturity Date; and (ii) if any LIBOR Rate Borrowing Period expires on a day which is not a Banking Day, such LIBOR Rate Borrowing Period shall expire on the next Banking Day.

                 3.4 Conversion to LIBOR-Based Rate. Upon two (2) Banking Days prior written or telephonic notice to Agent, Borrowers may elect to convert any Revolving Loan bearing interest at the Floating Rate into a Revolving Loan bearing interest at the LIBOR-Based Rate in effect on the date of the election. Borrower shall, in such notice, specify the LIBOR Borrowing Rate Period for such Revolving Loan. Upon such election, Agent shall make a notation on its books and records evidencing such conversion.

                 3.5 Renewal of Interest Rate Option. Upon the expiration of any LIBOR Rate Borrowing Period, the Borrowers may renew the LIBOR-Based Rate for one or more additional LIBOR Rate Borrowing Periods; provided that Borrowers shall give to the Banks notice of the renewal date in accordance with the provisions of Section 3.2 hereof. In the absence of the receipt of a notice from the Borrowers of renewal in accordance with this
Section 3.5 or of conversion in accordance with Section 3.4, the interest rate with respect to any such Revolving Loan as to which such notice is not properly received shall automatically be converted to the Floating Rate on the last day of the expiring LIBOR Rate Borrowing Period.

                 3.6 LIBOR Rate Unascertainable; Impracticability. The Agent shall promptly notify the Borrower in the event that:

                 (i) on any date on which a LIBOR-Based Rate selected by the Borrowers by notice to the Agent would otherwise be set (including any conversion to or renewal thereof), the Agent shall have determined in good faith (which determination shall be final and conclusive) that adequate and reasonable means do not exist for determining the LIBOR Rate; or

                 (ii) at any time the Agent shall have determined in good faith (which determination shall be final and conclusive) that the selection of a LIBOR-Based Rate or the continuation of or the conversion or renewal of a LIBOR-Based Rate has been made impossible or impracticable or unlawful by compliance by any Bank with any applicable law or governmental regulation, guideline or order or interpretation thereof by any governmental authority charged with the interpretation or administration thereof or with any request or directive of any such governmental authority (whether or not having the force of law).

                 3.7         Effect of Unascertainability or Impractibility.
Once the Agent has given notice of its determination under (i) or (ii) above, the obligation of the Banks to allow conversion to or selection or renewal of the LIBOR-Based Rate by the Borrowers with respect to any Revolving Loan shall be suspended until the Agent gives further notice to the Borrowers that the circumstances specified in such original notice no longer apply. If the Banks have determined in accordance with (ii) above that they may no longer continue any LIBOR Rate Revolving Loans, then upon the date specified in any notice of determination under (ii) above (which shall not be earlier than the date such notice is given), (x) the LIBOR-Based Rate shall cease to apply and any Revolving Loans bearing interest at the LIBOR-Based Rate shall automatically be converted to the Floating Rate and (y) the Borrowers shall pay to Agent for the account of the Banks, the accrued and unpaid interest on any Revolving Loans bearing interest at the LIBOR-Based Rate to (but not including) such specified date. If, at the time notice of a determination is given pursuant to this
Section 3.7, the Borrowers have previously been offered the LIBOR-Based Rate by the Banks and have previously notified the Agent that they wish to convert to or select or renew the LIBOR-Based Rate, but such rate has not yet been set, such notification shall be of no force and effect, and the Borrowers shall, with respect to any Revolving Loan subject to such notice, either (i) convert such Revolving Loan to the Floating Rate or (ii) if such Revolving Loan is bearing interest at the Floating Rate, retain the Floating Rate as to such Revolving Loan.

         3.8 Indemnity. Without prejudice to any other provision of this Agreement, the Borrowers shall compensate the Banks upon written request by the Agent for all losses (including, but not limited to, lost profits) and expenses in respect of any interest paid by the Banks to lenders of funds borrowed by the

Banks or deposited with the Banks to make or maintain any of the Revolving Loans which accrue interest at the LIBOR-Based Rate, which the Banks may sustain (i) if for any reason a borrowing to which the LIBOR-Based Rate is to apply does not occur on a date specified therefor hereof; (ii) if any prepayment or repayment of any of the Revolving Loans occurs on a date which is not the last date of the relevant LIBOR Rate Borrowing Period; (iii) as a consequence of any Event of Default by the Borrowers under this Loan Agreement or any acceleration or mandatory prepayment or principal reduction. Without limiting the generality of the foregoing, the Borrowers shall indemnify the Banks against any loss or expense which the Banks may sustain or incur as a consequence of the default by the Borrowers in payment of principal of or interest on any Revolving Loan bearing interest at the LIBOR-Based Rate, including, but not limited to, any premium or penalty incurred by the Banks in respect of funds borrowed by it or deposited with it for the purpose of making or maintaining any of the Revolving Loans, as determined by the Banks in the exercise of their sole discretion. A certificate submitted by the Agent on behalf of the Banks to the Borrowers shall, in the absence of manifest error, be conclusive and binding as to the amount thereof.

                 3.9 Unused Line Fee. The Borrowers agree to pay to the Banks, ratably in accordance with their Percentage Interest, an unused line fee (the "Unused Line Fee") of one-quarter of one percent (.25%) per annum on the daily average of the unused amount of the Credit (which daily average shall be calculated by the Agent in accordance with the formula set forth on SCHEDULE
3.9 hereof) during the period commencing on the date of this Agreement and ending on the Maturity Date or, if earlier, the termination of the Credit. The Unused Line Fee shall be payable quarterly in arrears on the last Banking Day of each calendar quarter commencing on December 31, 1996 with a final payment of such Unused Line Fee on the Maturity Date.

                 3.10 Fees and Expenses. (a) The Borrowers shall pay and/or reimburse the Agent, on request, for all its expenses incurred in connection with the preparation, negotiation, documentation, or enforcement of this Agreement, the Revolving Notes, or any other Loan Documents, including, without limitation, all reasonable attorney, paralegal and other professional fees and expenses. All such reimbursements shall be made by the Borrowers within five (5) days after the Agent's or applicable Bank's written demand therefor.

                 (b) The Borrowers shall pay and/or reimburse Agent, on request, for all its expenses incurred in connection with the amendment or modification of this Agreement, the Revolving Notes, or any other Loan Documents. Notwithstanding the foregoing, the Borrowers shall have no obligation to reimburse and/or pay the Agent for any expenses incurred for the first three amendments or modifications of this Agreement, the Revolving Notes, or any other Loan Documents in any year, except in connection with the amendment prepared in connection with the annual renewal of this Agreement. The expenses in connection with each amendment or modification for which Borrowers are responsible shall not exceed $1,500 for each such amendment for each Bank. However, at no time shall Borrowers be responsible for the fees of the Agent if the purpose of any amendment or modification is to: (a) permit the incurrence by Borrowers of any Subordinated Debt, as long as the terms of such Subordinated Debt comply with the requirements set forth herein; (b) provide the consent of the Banks to a Permitted Securitization; (c) add a New Bank; or
(d) increase or decrease the Percentage Interest of any Bank.

                 3.11 Method of Calculating Interest and Fees. Interest and any fee shall be computed on the basis of a year consisting of 360 days and paid for actual days elapsed.

         4. PAYMENTS, PREPAYMENTS, OFFSETS AND REDUCTION OR TERMINATION OF THE CREDIT.

                 4.1 Place of Payment. All payments hereunder (including payments with respect to the Revolving Notes) shall be made without set-off or counterclaim and shall be made in immediately available funds by the Borrowers to the Agent for the account of the Banks, ratably in accordance with each Bank's Percentage Interest. All such payments shall be made to the Agent, prior to 12:30 p.m., Chicago time, at its offices at 135 South LaSalle Street, Chicago, Illinois 60603, or at such other place as may be designated by the Agent to the Borrowers in writing. Any payment received after 12:30 p.m., Chicago time, shall be deemed received on the next Banking Day. Whenever any payment to be made hereunder or under any Revolving Note shall be stated to be due on a date other than a Banking Day, such payment may be made on the next succeeding Banking Day, and such extension of time shall be included in the computation of payment of interest or any fees.

                 4.2 Reduction of Credit. The Borrowers may from time to time, upon at least 2 Banking Days' prior notice to the Agent (which shall promptly advise each Bank thereof) permanently reduce the amount of the Credit (such reduction to be made among the Banks according to their respective pro rata share of the Credit) but only upon payment of the principal of the Revolving Notes in excess of the then reduced amount of the Credit. Any such reduction shall be in an amount of $100,000 or an integral multiple thereof and shall include accrued interest to the date of reduction on the principal amount being repaid. The Borrowers may at any time on like notice terminate the Credit upon payment in full of the Revolving Notes and other liabilities of the Borrowers hereunder.

                 4.3 Offset. In addition to and not in limitation of all rights of offset that any Bank or other holder of any Revolving Note may have under applicable law, each Bank or other holder of any Revolving Note shall, upon the occurrence of any Event of Default described in Section 10.1 or any Unmatured Event of Default described in Section 10.1(c), have the right to appropriate and apply to the payment of each Revolving Note any and all balances, credits, deposits, accounts or moneys of the Borrowers then or thereafter with such Bank or other holder.

                 4.4 Proration of Payments. If any Bank or other holder of a Revolving Note shall obtain any payment or other recovery (whether voluntary, involuntary, by application of offset or otherwise) on account of principal of or interest on any Revolving Note in excess of its Percentage Interest of payments and other recoveries obtained by all Banks or other holders on account of principal of and interest in Revolving Notes then held by them, such Bank or other holder shall purchase from the other Banks or holders such participation in the Revolving Notes held by them as shall be necessary to cause such purchasing Bank or other holder to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing holder, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. The Borrowers agree that the Bank so purchasing a participation from the other Banks under this Section 4.4 may exercise all its rights of payment, including the right of set-off, with respect to such participation as fully as if such Bank were the direct creditor of the Borrowers in the amount of such participation.

                 4.5 Borrower's Loan Account. The Agent will maintain on its books one or more loan accounts on behalf of the Banks (each a "Loan Account") in which shall be recorded (i) all Revolving Loans made by the Banks to the Borrowers pursuant to this Agreement, (ii) all payments made by the Borrowers on all such Revolving Loans, and (iii) all other appropriate debits and credits as provided in this Agreement or the other Loan Documents, including, without limitation, all fees, charges, expenses and interest provided for hereunder or thereunder. Each of the Banks may also maintain loan accounts in the ordinary course of business. The Agent may send the Borrowers statements of all accounts due hereunder as reflected in any Loan Account, which statements shall be deemed accurate in the absence of manifest error.

                 4.6 Prepayment. The principal, accrued interest and all other amounts of the Obligations bearing interest at the

Floating Rate may be prepaid by the Borrowers in whole or in part without premium or penalty; provided, however, that all such prepayments shall be in the minimum amount of $50,000 (or less if less is due). The Borrowers may from time to time prepay Revolving Loans bearing interest at the LIBOR-Based Rate; however, the Borrowers shall pay to the Agent on behalf of the Banks an amount equal to the amount of interest which the Banks would have earned for the balance of such LIBOR Rate Borrowing Period in respect of the Revolving Loan so prepaid if such Revolving Loan had not been prepaid prior to the end of such LIBOR Rate Borrowing Period, plus any reasonable expense or penalty incurred by any Bank on so relending or reinvesting such Revolving Loan, reduced, if any Bank is able to relend or reinvest the principal amount of the Revolving Loan so prepaid for the balance of such LIBOR Rate Borrowing Period, by the amount of interest to such Bank on so relending or reinvesting the Revolving Loan. Such additional payment shall not exceed the difference between the amount of interest the Banks would have earned for the balance of such LIBOR Rate Borrowing Period in respect of the Revolving Loan so prepaid if such Revolving Loan had originally been made at the Floating Rate in effect as of the date of the prepayment, plus any reasonable expenses incurred by Banks on so relending or reinvesting such Revolving Loan.

                 4.7 Application of Payments and Prepayments. Any payment or prepayment made by the Borrowers under this Agreement, or any of the other Loan Documents shall be applied to Obligations owing as of the date of payment in the following order: (i) to any amounts owing to the Banks pursuant to Sections 3.9 and 3.10 of this Agreement; (ii) to interest accrued and owing pursuant to the terms of the Revolving Notes (allocated pro rata among each of the Banks in accordance with their respective Percentage Interests); and (iii) to the principal balance of the Revolving Notes (allocated pro rata among each of the Banks in accordance with their respective Percentage Interests).


                 4.8 Settlement. Agent shall provide to each Bank on any date on which FEFG requests a Revolving Loan or makes a payment on the Obligations (the "Settlement Date") a Request and Settlement Statement in the form of EXHIBIT G hereto showing the change in the outstanding principal balance of the Revolving Loans since the prior Settlement Date as well as each Bank's share in the outstanding Revolving Loans. If any Bank's share in the outstanding Revolving Loans on such Settlement Date exceeds such Bank's share in the outstanding Revolving Loans on the prior Settlement Date, such Bank shall, by wire transfer, remit to Agent on each Settlement Date its contribution to the extent of such Bank's Percentage Interest in the outstanding Revolving Loans on such Settlement Date. Similarly, if any Bank's share in the Revolving Loans on the prior Settlement Date exceeded its share in the Revolving Loans on any Settlement Date, Agent shall, by wire transfer, remit to such Bank on the Settlement Date the amount of such excess. At any time, Agent may request an interim settlement on a date other than a Settlement Date by providing to each Bank a Request and Settlement Statement, and each Bank shall be required to remit its contribution to Agent as provided in this Section 4.8. Each Bank's obligation to make any contribution on a Settlement Date shall not be affected by the occurrence of a default or Event of Default under this Agreement between any Settlement Date and the next succeeding Settlement Date.

                 4.9         Default Interest.    After maturity,
whether by acceleration or otherwise, the unpaid principal of each Revolving Note shall bear interest until paid at the Prime Rate in effect from time to time plus 3% per annum, but never less than 3% above the Prime Rate in effect at maturity. Interest after maturity shall be payable on demand.

         5. SECURITY. The Obligations shall be secured by a first security interest in all of the Borrowers' assets, including, without limitation, all of the Automobile Finance Receivables and Automobile Finance Agreements as set forth in more detail in the Collateral Agreement and the Assignment of Life Insurance Policy (the "Collateral").

         6. REPRESENTATIONS AND WARRANTIES. As further inducement to the Banks and the Agent to enter into this Agreement and make the Revolving Loans hereunder, the Borrowers hereby represent and warrant, as of the date hereof and as of the date of each disbursement of each of the Revolving Loans, the following, which shall survive the execution and delivery of this Agreement and the Loan Documents and continue until all of the Obligations of the Borrowers have been paid, satisfied or discharged in full, regardless of any investigation by the Banks or the Agent of the financial condition or assets of the Borrowers:

                 6.1 Corporate Existence. The Borrowers and all of their Subsidiaries are corporations duly organized, validly existing and in good standing under the laws of the states of their respective incorporation, and they are duly qualified and in good standing as foreign corporations authorized to do business in each state where, because of the nature of their respective activities or properties, such qualification is required.

                 6.2 Authorization and Consents. Each Borrower is duly authorized to execute and deliver this Agreement, the Revolving Notes and the other Loan Documents and is and will continue to be duly authorized to borrow monies hereunder and to perform its obligations under this Agreement, the Revolving Notes and the other Loan Documents. Each Borrower has all corporate power and authority to own its property and assets and to carry on and engage in its business as it is now conducted and as is presently proposed to be conducted, and each Borrower has all material licenses, permits, franchises, consents, approvals and authorizations (collectively, "Licenses") required in connection with the foregoing, all of which Licenses are in full force and effect and no action or claim is pending, nor, to Borrowers' knowledge, is threatened, to revoke or terminate any of the Licenses or declare any License invalid in any material respect. No consent, approval or authorization of, or filing, registration or qualification with, any Person, governmental, regulatory, or otherwise, is required to be obtained or effected by the Borrowers or any Affiliates in connection with the execution, issuance, delivery and performance of this Agreement, the Notes and the Loan Documents to which either Borrower or any Affiliates is a party or signatory or the incurrence or performance of the Obligations of the Borrowers or any Affiliates or, if so required, it has been duly obtained or effected before the date hereof.

                 6.3 No Conflicts. The execution and delivery of this Agreement, the Revolving Notes and the other Loan Documents, and the performance by each Borrower of its obligations under this Agreement, the Revolving Notes and the other Loan Documents, do not and will not conflict with any Law or any, provision of such Borrower's charter or by-laws or of any contract, agreement, mortgage, indenture, instrument or judgment binding upon such Borrower.

                 6.4 Binding Effect and Enforceability. Upon delivery hereof and thereof, this Agreement, the Revolving Notes, and the other Loan Documents will be the legal, valid and binding obligations of the Borrowers enforceable, in each case, in accordance with their terms and provisions and, on the date of delivery, the Borrowers will not be in violation or contravention of, and no Event of Default or event or condition which with the passage of time or giving notice or both would constitute, mature into or become a default or Event of Default will exist under, any of the foregoing.

                 6.5 Default of Indebtedness. Neither Borrower is in default and no event of default or event, which with the passage of time or giving of notice or both, would constitute, mature into or become a default or event of default, has occurred and is continuing with respect to any Indebtedness of either Borrower of any kind or nature.

                 6.6 Financial Statements. The Borrowers' audited consolidated and consolidating Financial Statements at and as of December 31, 1995 and the Borrowers' unaudited consolidated and consolidating Financial Statement as at August 31, 1996, copies of which have been furnished to each Bank, have been prepared in conformity with GAAP applied on a basis consistent with that of the preceding fiscal year and period, present fairly the financial condition of the Borrowers and their Subsidiaries as at such dates, and the results of their operations for the periods then ended, and since such dates there has been no material adverse change in the financial condition of the Borrowers and their Subsidiaries, no dividends or redemptions of or other distributions with respect to the capital stock of the Borrowers and no Indebtedness of any kind incurred by the Borrowers, except as permitted hereunder.

                 6.7 Litigation. Except as set forth on SCHEDULE 6.7, no litigation, arbitration proceedings or governmental proceedings are pending or threatened against either Borrower or any of their Subsidiaries which could materially adversely affect the assets, properties, business or condition, financial or otherwise, of the Borrowers or affect the ability of the Borrowers to perform any Obligations. Other than any liability incident to such litigation or proceedings or provided for or disclosed in the financial statements referred to in Section 6.6, neither of the Borrowers nor any of their Subsidiaries has any material contingent liabilities.

                 6.8 Liens. None of the assets of the Borrowers or any of their Subsidiaries is subject to any mortgage, pledge, title retention lien, or other lien, encumbrance or security interest, except (i) for current taxes not delinquent or taxes being contested in good faith and by appropriate proceedings, (ii) for liens arising in the ordinary course of business for sums not due or sums being contested in good faith and by appropriate proceedings and not involving any deposits or advances or borrowed money or the deferred purchase price of property or services, (iii) to the extent shown in the financial statements referred to in Section 6.6 and (iv) as listed on SCHEDULE 6.8.

                 6.9 Subsidiaries. The Borrowers have no Subsidiaries except as listed on SCHEDULE 6.9. The Borrowers and their Subsidiaries own the percentage of their respective Subsidiaries as set forth on SCHEDULE 6.9.

                 6.10 Purpose. The proceeds of the Revolving Loans will be used by the Borrowers for working capital and other general corporate purposes including, without limitation, for the purpose of providing financing to Eligible Auto Consumers or Eligible Auto Dealers in connection with Automobile Finance Transactions.

                 6.11 Regulation U. The Borrowers are not engaged in the business of purchasing or selling margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) or extending credit to others for the purpose of purchasing or carrying margin stock and no part of the proceeds of any borrowing hereunder will be used to purchase or carry any margin stock or for any other purpose which would violate any of the margin regulations of said Board of Governors.

                 6.12 Compliance. The Borrowers and their Subsidiaries are in material compliance with all Laws and all statutes and governmental rules and regulations applicable to them, including, without limitation, ERISA insofar as such Act applies to them. No condition exists or event or transaction has occurred in connection with any Plan which could result in the incurrence by the Borrowers or any of their Subsidiaries of any material liability, fine or penalty.

                 6.13 Investment Borrower Act Representation. Neither Borrower is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Borrower Act of 1940, as amended.

                 6.14 Tax Returns and Tax Matters. The Borrowers have and each of the Subsidiaries has filed all federal and state income tax returns which are required to be filed, and each has paid all taxes as shown on said returns and on all assessments received by it to the extent that such taxes have become due. The Borrowers have no knowledge of any proposed, asserted or assessed tax deficiency against either of them or any of their Subsidiaries, where any such deficiency or all such deficiencies, considered in the aggregate, would reasonably be expected to have a material adverse effect.

                 6.15 Employee Plans. All of the Plans of the Borrowers meet the minimum funding standards of Section 302 of ERISA where applicable.
No withdrawal liability has been incurred under any such Plans and no Prohibited Transaction or Reportable Event as defined in ERISA, has occurred with respect to any such Plans, unless approved by the appropriate governmental agencies. All payments and/or contributions required to have been made under the provisions of any Plan or by law have been timely made.

                 6.16 Solvency. Each Borrower is (i) currently solvent and will not be rendered insolvent by the incurrence of the Obligations and indebtedness hereunder, by the execution of this Agreement and any Loan Documents, or by any transactions contemplated hereunder or thereunder, (ii) currently and, after giving effect to the transactions contemplated by this Agreement and any Loan Documents will be able to pay its debts as they come due and will not have incurred nor incur debts beyond its ability to pay such debts as they mature or come due, (iii) has capital sufficient to carry on its business and any business in which it intends or is about to engage and (iv) owns property and assets having a value (as a going concern) in excess of its liabilities and debts. No transfer of property is being made and no Obligation is being incurred in connection with the transactions contemplated by this Agreement with the intent to (or which will, in effect) hinder, delay or defraud either present or future creditors of the Borrowers or any Affiliates.

                 6.17        Capital and Stock Related Matters.

                             (a) The authorized capital stock of FEFG, pursuant to FEFG's Articles of Incorporation and Bylaws, consists of 20,000,000 shares of capital stock ("FEFG's Voting Stock"). The authorized capital stock of FEAC, pursuant to FEAC's Articles of Incorporation and Bylaws consists of 1,000 shares of common stock, $0.01 par value per share ("FEAC's Voting Stock"). All of FEAC's Voting Stock is owned, beneficially and of record, by FEFG. There are no shares of common stock held as treasury shares. The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class and series of authorized capital stock of each Borrower is as set forth in its Articles of Incorporation, and all such designations, powers, preferences, rights, qualifications, limitations, and restrictions are valid, binding and enforceable and in accordance with all applicable laws. All outstanding shares of capital stock of the Borrowers have been duly authorized and validly issued and are fully paid and non-assessable.

                             (b)     The Borrowers have not violated any
         applicable federal or state securities laws in connection with the offer, sale or issuance of any shares of FEFG's Voting Stock or FEAC's Voting Stock (collectively referred to as the "Borrowers' Voting Stock"). There are and will be no agreements between any parties with respect to the voting or transfer of the Borrowers' Voting Stock, except as previously disclosed by Borrowers to Agent in writing.

                             (c)      Except in connection with the stock
         option plans listed and described on Schedule 6.17(c) of this Agreement (the "Stock Option Plans"), no person holds any right, option, warrant, preemptive right, call or other right to purchase or subscribe for any shares of the Borrowers' Voting Stock or any security convertible or exchangeable therefor. There are and will be no agreements either express or implied regarding the voting of any shares of the Borrowers' Voting Stock, and there are no commitments, undertakings, understandings or arrangements of any kind relating to the issuance of any shares of the Borrowers' Voting Stock, or any securities convertible or exchangeable therefor, except in connection with the Stock Option Plans."

                 6.18 Environmental Laws. To the best of Borrowers' knowledge after diligent inquiry, Borrowers are in material compliance with all
applicable Environmental Laws and regulations.   To the best of Borrowers'
knowledge, the real property owned or leased by the Borrowers in the conduct of their business (the "Real Property") the improvements thereon, and the use and operation thereof are and have been in compliance with all applicable Environmental Laws, and there are not and have not been any present or past events, conditions, circumstances, activities, practices, incidents or actions (all of the foregoing being referred to herein as "Conditions") which could reasonably be expected to prevent or interfere with such continued compliance. The Borrowers have not received notice of, or know of any investigation relating to, any private, administrative, or judicial action relating to any Condition. To the best of Borrowers' knowledge, there are no Hazardous Materials on, in or under the Real Property and the Real Property has not been used for Hazardous Materials generation (or manufacture, formulation, or production in any manner), transportation, treatment, storage (including without limitation, storage by means of underground tanks), disposal, or handling in any manner.

                 6.19 Patents and Trademarks. Each Borrower possesses all of the necessary patents, patent rights, trademarks, trademark rights, trade names, trade name rights and copyrights to conduct the business of such Borrower as now operated including, without limitation, all necessary patents and copyrights on their Computer Equipment and all rights necessary to use and continue to use all Computer Equipment. The patents, patent rights, trademarks, trademark rights, trade names, trade name rights and copyrights of the Borrowers do not infringe on the property rights of any other Person.

                 6.20 Warranties. With respect to all Eligible Automobile Finance Receivables listed from time to time on any Borrowing Base Certificates or which, in any way, are used (either directly or indirectly) to support the Revolving Loan Borrowing Base, the Borrowers warrant and represent to the Banks and the Agent that: (i) such Eligible Automobile Finance Receivables are genuine, are in all respects what they purport to be, and are not evidenced by a judgment; (ii) such Eligible Automobile Finance Receivables are assignable and are subject to the first and prior perfected Lien and security interest of the Banks and no other lien, claim or encumbrance whatsoever; (iii) such Eligible Automobile Finance Receivables represent undisputed, bona fide transactions completed in compliance with the terms and provisions of the documents related thereto; (iv) the amounts shown on the Borrowers' books and records with respect to the Eligible Automobile Finance Receivables are actually and absolutely owing to FEFG and are not in any way contingent; (v) all payments (including, without limitation, prepayments) which have been made upon such Eligible Automobile Finance Receivables have been accurately reflected on the Borrowers' books and records;
(vi) there are no set-offs, counterclaims or disputes existing or asserted with respect to such Eligible Automobile Finance Receivables and neither (in the case of the Eligible Automobile Finance Receivables only) has made any agreement with any applicable Eligible Auto Consumer for any deduction or discount from any such Eligible Automobile Finance Receivables; (vii) there are no facts, events or occurrences which in any way impair the validity or the enforcement of such Eligible Automobile Finance Receivables or tend to reduce the amounts payable under such Automobile Finance Receivables; (viii) to the best of the Borrowers' knowledge, there are no proceedings against or otherwise applicable to any Eligible Auto Consumer which might result in any material adverse change to the financial condition of the applicable Eligible Auto Consumer; (ix) the Borrowers have no knowledge of any fact or circumstances which would impair the validity or collectibility of any Eligible Automobile Finance Receivables; (x) the terms of each Eligible Automobile Finance Receivables comply with all Laws applicable to financings of Automobiles, including, without limitation, any Laws regulating the levels of interest and/or finance charges which may be imposed by any Eligible Automobile Finance Receivables; (xii) the Eligible Automobile Finance Receivables and the related Automobile Finance Agreements are in the exclusive possession of Borrowers and are held on behalf of FEFG and have not been negotiated or sold to any third party, including without limitation, any party who would qualify as a purchaser under Section 9-308 of the Illinois UCC.

        6.25 Corporate Names. The Borrowers have no assumed corporate names and are not doing business under any corporate names other than First Enterprise Financial Group, Inc., First Enterprise Acceptance Company or FEAC.

         7. BORROWER'S COVENANTS. From the date of this Agreement and thereafter until the expiration or termination of the Credit and until the Revolving Notes and other Obligations of the Borrowers hereunder are paid in full, the Borrowers agree that:

                 7.1 Payments. The Borrowers shall pay, or cause to be paid, when due all principal and interest under the Notes and all other Obligations in respect of this Agreement, the Notes and the Loan Documents.

                 7.2 Financial Statements and Other Information. The Borrowers shall furnish to the Agent:

                             (a) within 120 days after each fiscal year of the Borrowers, a copy of the Borrowers' annual audit report prepared on a consolidating and consolidated basis in conformity with GAAP applied on a basis consistent with that of the preceding fiscal year and certified by an independent certified public accountant who shall be satisfactory to the Banks, together with the written statement of such accountant (i) that in performing the audit such accountant has not obtained knowledge of any Event of Default, or disclosing all Events of Default of which it has obtained knowledge and (ii) that it is aware that Bank is relying on such Financial Statements; provided, however, Borrowers shall only be obligated to use their best efforts to provide such reliance letter from their accountants;

                             (b) within 30 days after each month (except the last month) of each fiscal year of the Borrowers, a copy of their unaudited financial statement, prepared in the same manner as the audit report referred to in clause (a) hereof and signed by the Borrowers' chief financial officer, together with the Automobile Finance Receivable Report as of the end of such month;

                             (c) together with the financial statements furnished by the Borrowers under preceding clauses (a) and (b), a certificate of the Borrowers' chief financial officer substantially in the form of EXHIBIT H hereto to the effect that no Event of Default or Unmatured Event of Default has occurred, or, if there is any such event, describing it and the steps, if any, being taken to cure it and containing a computation of, and showing compliance with, each of the financial ratios and restrictions contained in this Section 7;

                             (d) copies of each filing and report made by the Borrowers or any Subsidiary with or to any securities exchange or the Securities and Exchange Commission, and of each communication from the Borrowers or any Subsidiary to shareholders generally, promptly upon the filing or making thereof;

                             (e)     immediately upon learning of the
         occurrence of any of the following, written notice thereof, describing the same and the steps being taken by the Borrower or the Subsidiary affected with respect thereto: (i) the occurrence of an Event of Default or an Unmatured Event of Default, (ii) the institution of, or any adverse determination in, any litigation, arbitration proceeding or governmental proceeding which is material to the Borrowers and their Subsidiaries on a consolidated basis, (iii) the occurrence of any other matter which has resulted in, or might result in a materially adverse change in the financial or other condition or operations of the Borrowers or their ability to fully perform their

         Obligations under the terms and conditions of this Agreement and the Loan Documents or their ability to repay the Notes, or (iv) any material default under any of the obligations secured by the Permitted Liens;

                             (f) from time to time, such other information as any of the Banks may reasonably request;

                             (g)     within 30 days after each month, a
         Borrowing Base Certificate along with any schedules or supporting documents reasonably requested by Agent and in addition, if at any time the outstanding principal balance of the Loans exceeds 90% of the Revolving Loan Borrowing Base, Borrowers shall submit by Monday afternoon, a Borrowing Base Certificate for the preceding week until such time as the outstanding principal balance of the Loans no longer exceeds 90% of the Revolving Loan Borrowing Base;

                             (h) notice of any change in location of any places of business or the chief executive office or the opening of any new locations of either Borrower at least thirty (30) days prior to such change or opening; and

                             (i) on or before May 15th of any year, a copy of Borrowers' completed federal tax return for the previous tax year.

                 7.3 Corporate Existence. Each Borrower shall maintain and preserve, and cause each Subsidiary to maintain and preserve, its respective corporate existence and all rights, privileges, licenses, patents, patent rights, copyrights, trademarks, trade names, franchises and other authority to the extent material and necessary for the conduct of its respective business in the ordinary course as conducted from time to time.

                 7.4 Access. The Borrowers shall permit, and cause each Subsidiary to permit, access by each of the Banks to the books and records of the Borrowers and each Subsidiary and such financial information concerning the Borrowers' Collateral, other Property or assets, business, affairs, operations or financial condition as reasonably requested by the Banks during normal business hours and permit, and cause each Subsidiary to permit, each of the Banks to make copies of said books and records. Agent shall be permitted to perform annual field due diligence audits of any of the Borrowers' premises where the Collateral is located at the Borrowers' cost and expense.

                 7.5 Insurance. The Borrowers shall maintain, and cause each Subsidiary to maintain, insurance to such extent and against such hazards and liabilities as is commonly maintained by companies similarly situated or as any of the Banks may reasonably request from time to time which insurance shall name the Agent as lender loss payee. If the Borrowers fail to maintain any insurance or policies of insurance as required above, or fail to pay any premium related thereto, the Banks may obtain or pay the same, but shall be under no obligation to do so. In the event the Banks obtain such insurance, all sums so paid and any expenses incurred in connection therewith shall be part of the Obligations payable by the Borrowers to the Banks on demand pursuant to Section 12.3 hereof

                 7.6 Repair. Each Borrower shall maintain, preserve and keep its, and cause each Subsidiary to maintain, preserve and keep their, properties in good repair, working order and condition and from time to time make, and cause each Subsidiary to make, all necessary and proper repairs, renewals, replacements, additions, betterments and improvements thereto so that at all times the efficiency thereof shall be fully preserved and maintained, and in the event the Borrowers fail in the foregoing, the Borrowers hereby authorize, without requiring the Banks, to perform the same and incur such reasonable costs, fees and expenses which shall be payable on demand by the Borrowers pursuant to Section 12.3 hereof.

                 7.7 Taxes and Liabilities. The Borrowers shall pay, and cause each Subsidiary to pay, when due all taxes, assessments and other liabilities, except as contested in good faith and by appropriate proceedings. In the event the Borrowers fail to pay any such taxes, assessments, charges or levies, the Banks may, without waiving or releasing the Borrower's Obligations or any Event of Default hereunder, pay the same, but shall be under no obligation to do so. All sums so expended shall be part of the Obligations payable by the Borrowers to the Banks on demand pursuant to Section 12.3 hereof.

                 7.8 Financial Covenants. The Borrower shall maintain the following (each calculated on a consolidated basis to include all of Borrower's Subsidiaries other than FESC and any other SPE):

                             (a) Maximum Ratio of Unsubordinated Debt to Tangible Net Worth Plus Subordinated Debt. From the date hereof until the Maturity Date and the repayment in full of all Obligations, the Borrowers shall maintain a Ratio of Unsubordinated Debt to Tangible Net Worth Plus Subordinated Debt, no greater than 5:1.

                             (b) Minimum Ratio of EBIT to Cash Interest Expense. From the date hereof until the Maturity Date and the repayment in full of all Obligations, the Borrowers shall maintain a ratio of EBIT to Cash Interest Expense of no less than 1.25:1, calculated monthly using the average of such ratio for the immediately preceding twelve months.

                             (c)     Minimum Capital Funds. From the date
         hereof until the Maturity Date and the payment in full of all Obligations, the Borrowers shall maintain Capital Funds in an amount not less than $11,500,000 and provided further, that (i) such minimum Capital Funds amount shall be increased by fifty percent (50%) of the monthly Net Income (but not reduced by losses) of Borrowers, commencing November 1, 1996; and (ii) the amount of Borrowers' Net Income shall be adjusted, if necessary, after the receipt by Bank of Borrowers' yearly audited Financial Statements.

                             (d) Reserves/Portfolio. From the date hereof until the Maturity Date and the payment in full of all Obligations, the Borrowers shall maintain a ratio of Total Reserves/Total Portfolio of not less than eight percent (8%). For purposes of this covenant, Borrowers' Total Reserves shall include any loan loss reserve, dealer reserve, acquisition discount, or any similar type of reserve and Borrowers' Total Portfolio shall mean the outstanding balance of all of Borrowers' Automobile Finance Receivables, less the Unearned Finance Charges.

                             (e) Past Due Automobile Finance Receivables. From the date hereof until the Maturity Date and the payment in full of all Obligations, the Borrowers shall not permit more than three (3%) of Borrowers' Automobile Finance Receivables to be more than sixty (60) days past due at any time.

                 7.9 Compliance. The Borrowers shall comply, and cause each Subsidiary to comply, with all statutes and governmental rules and regulations applicable to them, including, without limitation, ERISA insofar as such Act applies to them. The Borrowers shall not permit, and not permit any Subsidiary to permit, any condition to exist in connection with any Plan which might constitute grounds for the PBGC to institute proceedings to have such Plan terminated or a trustee appointed to administer such Plans and not engage in, or permit to exist or occur, or permit any of their Subsidiaries to engage in, or permit to exist or occur, any other condition, event or transaction with respect to any such Plan which could result in the incurrence by the Borrowers or any of their Subsidiaries of any material liability, fine or penalty.

                 7.10 Leases. The Borrowers shall maintain and comply in all material respects with all leases covering the real and personal property used by the Borrowers in accordance with their terms so as to prevent any default thereunder which may result in the exercise or enforcement of any landlord's or other lien against either Borrower unless such Borrower is contesting in good faith, by an appropriate proceeding, the validity, amount or imposition of any lease charges or expenses while maintaining reserves, deemed adequate by the Bank, in its sole and complete discretion to cover the above, and such contest does not have or cause material adverse changes in the Borrowers' financial condition or operations and does not impair the Borrowers' ability to perform the Obligations. Furthermore, if either Borrower enters into any leases of real property, Borrowers shall use their best efforts to cause the lessor of such property to enter into a landlord's waiver satisfactory to Banks in form and substance; provided, however, the Agent may waive this requirement in its sole discretion.

                 7.11 Merger, Purchase and Sale. Except for the sale of Automobile Finance Receivables and related property in connection with a Permitted Securitization Transaction and the transfer of certain assets to FEAC, the Borrowers shall not, and not permit any Subsidiary to, without the prior written consent of the Banks:

                             (a)     be a party to any merger or consolidation;

                             (b) sell, transfer, convey or lease all or any substantial part of their assets;

                             (c) sell or assign, with or without recourse, any accounts receivable or chattel paper;

                             (d)     purchase or otherwise acquire all or
         substantially all the assets of any person, corporation, or other entity, or any shares of stock of, or similar interest in, any other corporation or entity; or

                             (e)     change their corporate names without
         thirty (30) days prior written notice to the Agent.

                 7.12 Restricted Payments. The Borrowers shall not purchase or redeem any shares of their stock, declare or pay any dividends thereon (other than stock dividends), make any distribution to stockholders or set aside any funds for any such purpose, and not prepay or pay (other than in accordance with the applicable Subordination Agreement), purchase or redeem, and not permit any Subsidiary to purchase, any Subordinated Debt of the Borrowers or any Subsidiary, except that any of either Borrower's Subsidiaries may from time to time declare and pay dividends in cash to such Borrower.

                 7.13 Borrower's and Subsidiaries' Stock. The Borrowers shall not permit any Subsidiary to purchase or otherwise acquire any shares of the capital stock of either

Borrower; and not take any action, or permit any Subsidiary to take any action, which will result in a decrease in either Borrower's or any Subsidiary's ownership interest in such Subsidiary.

                 7.14 Indebtedness. The Borrowers shall not, and not permit any Subsidiary to, incur or permit to exist any Indebtedness or liability on account of deposits or advances or for borrowed money or for the deferred purchase price of any property or services, except:

                             (i)     Indebtedness under the terms of this
              Agreement;

                       (ii) other Indebtedness approved in writing by all of the Banks;

                      (iii)  the Subordinated Debt;

                       (iv) current accounts payable arising in the ordinary course of business;

                        (v) Indebtedness hereafter incurred in connection with the Permitted Liens; and

                       (vi) other Indebtedness outstanding on the date hereof and listed on SCHEDULE 7.14;

                        (vii) Indebtedness incurred in connection with a Permitted Securitization Transaction;

                       (viii) Indebtedness incurred by and between FEAC and FEFG.

                 7.15 Liens. The Borrowers shall not, and not permit any Subsidiary to, create or permit to exist any mortgage, pledge, title retention lien, or other lien, encumbrance or security interest with respect to any assets now owned or hereafter acquired, except the following (collectively, the "Permitted Liens"):

                             (i)     the Borrower's Obligations hereunder;

                             (ii) in connection with the acquisition of property after the date hereof, and attaching only to the property being acquired, if the indebtedness secured thereby does not exceed 66-2/3% of the fair market value of such property at the time of acquisition thereof or $500,000 in the aggregate for the Borrowers and all Subsidiaries at any one time outstanding;

                             (iii) for current taxes not delinquent or taxes being contested in good faith and by appropriate proceedings;

                             (iv) for liens arising in the ordinary course of business for sums not due or sums being contested in good faith and by appropriate proceedings and not involving any deposits or advances or borrowed money or the deferred purchase price of property or services;

                             (v) those granted by any Subsidiary to secure such Subsidiary's Indebtedness to either Borrower or to any other Subsidiary;

                             (vi) those referred to in SCHEDULE 7.15;

                             (viii) any Liens granted by either Borrower to secure the Subordinated Debt to which the Banks shall have consented; and

                             (ix)    a Lien on the Automobile Finance
         Receivables and related property sold pursuant to a Permitted Securitization Transaction.

                 7.16 Guaranties, Revolving Loans or Advances. The Borrowers shall not, and not permit any Subsidiary to, become or be a guarantor or surety of, or otherwise become or be responsible in any manner (whether by agreement to purchase any obligations, stock, assets, goods or services, or to supply or advance any funds, assets, goods or services, or otherwise) with respect to, any undertaking of any other person or entity, or make or permit to exist any loans or advances to any other person or entity, except for

                       (i) any business normally conducted by a consumer finance company which has been approved in writing by all of the Banks (in each Bank's sole discretion);

                      (ii) the endorsement, in the ordinary course of collection, of instruments payable to either Borrower or its order;

                      (iii) advances not to exceed, in the aggregate for the Borrowers and all Subsidiaries at any one time outstanding, $25,000 to officers and employees and $25,000 to subcontractors or suppliers other than Subsidiaries;

                      (iv) loans made to employees of Borrowers for the purchase of shares of FEFG's Voting Stock in connection with the exercise by such employees of stock options, which loans are secured by those shares of FEFG's

         Voting Stock purchased with the proceeds of such loans; and

                      (v) obligations incurred by FEFG in connection with a Permitted Securitization Transaction.

                 7.17 Leases. The Borrowers shall not enter into or permit to exist, or permit any of their Subsidiaries to enter into or permit to exist, any arrangements for the leasing by them or any of their Subsidiaries as lessee of any real or personal property (or any interest therein) which require the payment by the Borrowers and their Subsidiaries on a consolidated basis of rental amount in the aggregate in excess of $500,000 in any one fiscal year; provided, however, in addition to those leases permitted above, Borrowers may enter into new leases for additional branch offices which are necessary in the ordinary and reasonable conduct of their business.

                 7.18 Unconditional Purchase Obligation. The Borrowers shall not, and not permit any Subsidiary to, enter into or be a party to any contract for the purchase of materials, supplies or other property or services, if such contract requires that payment be made by any of them regardless of whether or not delivery is ever made of such materials, supplies or other property or services.

                 7.19 Other Agreements. Neither Borrower shall enter into any agreement containing any provision which would be violated or breached by the performance of its obligations hereunder or under any instrument or document delivered or to be delivered by it hereunder or in connection herewith.

                 7.20 Use of Proceeds. The Borrowers shall not use or permit any proceeds of the Revolving Loans to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of "purchasing or carrying any margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended from time to time, and shall furnish to any of the Banks, upon such Bank's request, a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U of the Board of Governors of the Federal Reserve System.

                 7.21 Issuance of Securities. The Borrowers shall not authorize, issue, grant or dispose of any securities, including, without limitation, any common stock, options, warrants, debts or securities convertible into the common stock of the Borrowers, without the prior written consent of the Banks which will not be unreasonably withheld, except for the issuance of up to 1,232,334 shares of FEFG's common stock pursuant to the Stock Option Plans.

                 7.22 False Statements. The Borrowers will not furnish the Bank any certificate or other document that will contain any untrue statement of material fact or that will omit to state a material fact necessary to make it not misleading in light of the circumstances under which it was furnished.

                 7.23 Transactions with Affiliates. The Borrowers will not enter into any agreement or arrangement, written or oral, directly or indirectly, with an Affiliate, or provide services or sell goods to, or for the benefit of, or pay or otherwise distribute monies, goods or other valuable consideration to, an Affiliate, except upon fair and reasonable terms no less favorable to the Borrowers than terms in a comparable arm's length transaction with an unaffiliated Person, and except in connection with a Permitted Securitization Transaction or between FEFG and FEAC.

                 7.24 Capital Structure. Without the prior written consent of the Banks, the Borrowers shall not make any material change in their capital structures, enter into any new business or product line unless substantially related to their current business, or make any material change in their business objectives, purposes and operations, any of which would materially adversely affect their business, profits, prospects, any of their Property, or their ability to repay the Obligations.

                 7.25 Tennessee UCC. Each Borrower shall, so long as it shall have an office or offices in the State of Tennessee, maintain a validly filed UCC financing statement with the State of Tennessee which lists as "maximum principal indebtedness for Tennessee recording tax purposes" an amount which equals or exceeds the Revolving Loan amount generated by such Borrower's Tennessee offices and Borrowers shall pay all recording taxes required with respect to such UCC financing statement. In the event either Borrower shall now or hereafter have an office in any other jurisdiction which requires the payment of any tax or fee in connection with the perfection of Banks' Lien on the Collateral or the Obligations, Borrowers shall pay all fees or taxes required thereby.

                 7.26 Subsidiaries. Borrowers shall not, and shall not permit any Subsidiary, to create any Subsidiary without the prior written consent of the Banks, which consent shall not be unreasonably withheld as long as such Subsidiary becomes a party to this Agreement and grants to Banks a Lien on and security interest in all of its Property.

                 7.27 Modification of Certain Agreements. Neither Borrowers nor any of their Subsidiaries shall consent to or enter into any amendment, supplement or other modification of any term, provision or agreement contained in the Trust

Indenture or any of the Securitization Transaction Documents, if such amendment, supplement or other modification would be materially adverse to the Banks, in their sole judgment.

         8. CONDITIONS PRECEDENT TO ALL REVOLVING LOANS. The obligation of the Banks to make any Revolving Loans is subject to the satisfaction of each of the following conditions precedent.

                 8.1 Default. Before and after giving effect to such Revolving Loans, no Event of Default or Unmatured Event of Default shall have occurred and be continuing.

                 8.2 Warranties. Before and after giving effect to such Revolving Loans, the warranties in Section 6 shall be true and correct as though made on the date of such Revolving Loans, except for such changes as are specifically permitted hereunder.

                 8.3 Certification. The Borrowers shall have delivered to the Agent a certificate of the Borrowers' president or chief financial officer as to the matters set out in Sections 8.1 and 8.2.

         9. CONDITIONS PRECEDENT TO INITIAL REVOLVING LOANS. The obligation of the Banks to make the initial Revolving Loans hereunder is subject to the satisfaction of the condition precedent, in addition to the applicable conditions precedent set forth in Section 8 above, that the Borrowers shall have delivered to each Bank:

                 9.1 Revolving Notes. Their duly executed Revolving Note, payable to such Bank's order in the amount of such Bank's share of the Credit.

                 9.2 Resolutions. Copies, duly certified as of the date of the initial Revolving Loan by each Borrower's secretary or assistant secretary, of (a) the resolutions of such Borrower's Board of Directors authorizing the borrowings hereunder and the execution and delivery of this Agreement, the Revolving Notes and all other Loan Documents, (b) all documents evidencing other necessary corporate action and (c) all approvals or consents, if any, with respect to this Agreement, the Revolving Notes and all other Loan Documents.

                 9.3 Incumbency. A certificate of each Borrower's secretary or assistant secretary, dated the date of the initial Revolving Loan, certifying the names of such Borrower's officers authorized to sign this Agreement, the Revolving Notes, the Loan Documents and all other documents or certificates to be delivered hereunder, together with the true signatures of such officers in the form of EXHIBIT I hereto.

                 9.4 Opinion. An opinion of Rudnick & Wolfe, counsel to the Borrowers, addressed to the Agent and the Banks and dated the date of the initial Revolving Loan, in substantially the form of EXHIBIT J.

                 9.5 Financing Statements. Such UCC-1, UCC-3 amendments showing each Borrower's locations and other financing statements duly executed by the Borrowers and such other financing documents as are reasonable or necessary to reflect the Banks' security interests hereunder as the Banks in their sole discretion may request from the Borrowers from time to time, in form and substance satisfactory to the Banks in their sole discretion;

                 9.6 Searches. Such Uniform Commercial Code financing statement, judgment and tax lien searches as the Banks shall require, in their sole discretion, which searches shall indicate that the Borrowers' assets and properties are free and clear of all Liens, claims and encumbrances other than the liens permitted hereunder;

                 9.7 President's Certificate. A certificate of the President of each Borrower, in the form attached hereto as EXHIBIT K, duly executed and dated as of the date hereof;

                 9.8 Certified Articles. Copies, certified no earlier than 3 calendar days prior to the date hereof, by the Secretary of State of Illinois of the Articles of Incorporation, and each and every amendment thereto, for each Borrower;

                 9.9         Good Standing Certificates/Foreign Qualifications.
Certificates of the Secretary of State of the state of Illinois dated no earlier than 10 calendar days prior to the date hereof, as to the good standing of the Borrowers in the state of Illinois and in any other states in which either Borrower is qualified as a foreign corporation;

                 9.10 Financial Statements, etc. All information, Financial Statements, or notices to be delivered to the Agent pursuant hereto; and

                 9.11 Corporate Consents of the Borrower. Certified copies of the unanimous written consents of the Boards of Directors and stockholders of the Borrowers in the form attached hereto as EXHIBIT L, authorizing the execution, delivery and performance of this Agreement and the other Loan Documents

         10.     EVENTS OF DEFAULT AND REMEDIES.

                 10.1 Events of Default. Each of the following shall constitute an Event of Default under this Agreement.

                             (a) Non-Payment. Default, and the continuance thereof for 5 days after written notice thereof, in the payment of principal of, or interest on, any Revolving Note when due, or any fee hereunder.

                             (b)     Non-Payment of Other Indebtedness.
         Default in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any other Indebtedness of, or guaranteed by, either Borrower or any Subsidiary (except any such Indebtedness of any Subsidiary to the Borrowers or to any other Subsidiary) or default in the performance or observance of any obligation or condition with respect to any such other material Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or to permit the holder or holders thereof, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity.

                             (c) Insolvency. Either Borrower or any of its Subsidiaries becomes insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they mature, or applies for, consents to, or acquiesces in the appointment of a trustee, receiver or other custodian for such Borrower, such Subsidiary or any Property thereof; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for either Borrower, any of its Subsidiaries or for a substantial part of the property of such Borrower or any of its Subsidiaries and is not discharged within 60 days; or any bankruptcy, reorganization, debt arrangement, or other proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding is instituted by or against either Borrower or any of its Subsidiaries and if instituted against either Borrower or any of its Subsidiaries is consented to or acquiesced in by such Borrower or such Subsidiary or remains for 60 days undismissed; or any warrant of attachment is issued against any substantial portion of the property of either Borrower or any of its Subsidiaries which is not released within 60 days of service.

                             (d)     ERISA.  The PBGC applies to a United
         States District Court for the appointment of a trustee to administer any Plan or for a decree adjudicating that any such Plan must be terminated; a trustee is appointed pursuant to ERISA to administer any such Plan; any action is taken to terminate any such Plan or any such Plan is permitted or caused to be terminated if, at the time such action is taken or such termination of any such Plan occurs, the Plan's "vested liabilities", as defined in

        Section 3(25) of ERISA, exceed the then value of its assets at the time of such termination.

                             (e) Agreements. Default in the performance of any of the Borrowers' agreements herein set forth (and not constituting an Event of Default under any of the preceding subsections of this
        Section 10.1) and continuance of such default for 30 days after notice thereof to the Borrowers from the Agent; provided, however, that the requirement that Agent give the Borrowers notice and an opportunity to cure shall not apply to an Event of Default under this Section 10.1(e) occasioned by any default under Section 7.11 (a), (b), (c) or (d), Sections 7.13 through Section 7.18, inclusive, Section 7.20, Section 7.21, Section 7.22 with respect to false statements made by the Borrowers which the Agent, in its sole discretion, determines to have been made intentionally, Section 7.26 and Section 7.27.

                             (f)     Warranty.  Any warranty made by the
        Borrowers herein is untrue in any material respect, or any schedule, statement, report, notice, writing or certification furnished by the Borrowers to any Bank is untrue in any material respect on the date as of which the facts set forth are stated or certified.

                             (g)     Litigation.  Notice is given to the
        Borrowers by the Agent that, in the opinion of the Banks, any litigation, arbitration proceeding or government proceeding which has been instituted against either Borrower or any of their Subsidiaries will, to a material extent, adversely affect the consolidated financial condition or continued operation of the Borrowers, and such litigation or proceeding is not dismissed within 30 days after such notice.

                             (h) Material Adverse Change. The Majority Banks shall have notified the Borrowers that a material adverse change in the Borrowers' financial condition, results of operations or assets has occurred since the date of this Agreement.

                             (i) Invalidity of Loan Documents. Any of the Loan Documents shall cease for any reason to be in full force and effect or any party thereto (other than the Banks) shall purport to disavow its obligations thereunder, shall declare that it does not have any further obligation thereunder or shall contest the validity or enforceability thereof.

                             (j)     State Action.  Any proceeding is
        instituted or commenced by any state or officer thereof, including the State of Illinois, the Secretary of State of Illinois, or the Secretary of State of or any commission or other instrumentality of the State of Illinois, seeking a forfeiture of either Borrower's Articles of Incorporation or certificate of authority to transact business as a foreign corporation or of a license or permit held by either Borrower necessary to the conduct of its business, and such Borrower shall fail to vacate any order entered in such proceeding within thirty (30) days; or if either Borrower ceases to conduct its business as now conducted or is enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or any material part of its business affairs.

                             (k) Tax Liens. A notice of lien, levy or assessment other than a Permitted Lien, is filed or recorded with respect to all or a substantial part of the assets or the Collateral owned by either Borrower by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipality or other governmental agency, or any taxes or debts owing at any time or times hereafter to any one or more of the foregoing become a lien other than a Permitted Lien, upon or a substantial part of the Collateral owned by either Borrower unless such notice or lien is removed within thirty (30) days after filing or recording of such notice or becoming such lien, or unless contested in good faith by appropriate proceedings and the priority of Bank's Lien is not affected thereby.

                             (l) Judgments. A final nonappealable judgment or judgments is or are entered against either Borrower in the aggregate amount of $500,000 or more on a claim or claims not fully covered by insurance.

                             (m) Securitization Transaction Documents. An "Event of Default" (as defined in the Trust Indenture) shall occur under the Trust Indenture, or Borrowers or any of their Subsidiaries shall be in default of any term, covenant, obligation or condition under the Securitization Transaction Documents which has not been cured within the time provided therein, if any.

                 10.2        Remedies.

                             (a)     Termination of Commitment and
         Acceleration. Upon the happening or occurrence of an Event of Default described in Section 10.1(c) above, the Banks' commitments to make the Revolving Loans, if such commitments have not yet terminated, shall immediately terminate, and upon the happening or occurrence of any other Event of Default, such Event of Default not having been previously cured or waived in writing by the Majority Banks, the Agent shall, if directed by Banks holding Percentage Interests in the aggregate of more than sixty-seven (67%) of the Revolving Loan Commitment, terminate the commitment to make the Revolving Loans. Thereupon, the Revolving Notes, including, without limitation, all principal and interest thereon and all other amounts due under this Agreement or any other Loan Document, shall be and become forthwith, due and payable without any presentment, demand, protest, notice of any of the foregoing or other notice of any kind, all of which are hereby expressly waived notwithstanding anything contained herein or in the Revolving Notes to the contrary, and the Banks shall have all rights and remedies now or hereafter provided by applicable Laws and without limiting the generality of the foregoing, may, at their option, also appropriate and apply toward the payment of the Revolving Notes, or any Indebtedness of the Banks to the Borrowers, howsoever, created or arising, and may also exercise any and all rights and remedies hereunder, under the Loan Documents or in and to the collateral security referred to in Section 5 hereof, including, without limitation, the collateral defined in the Collateral Agreement (the "Collateral").

                             (b) Rights of Secured Creditor. Upon the occurrence of an Event of Default the Banks shall have, in addition to the rights and remedies given to them under this Agreement, the Revolving Notes and the Loan Documents all of the rights and remedies of secured parties under the Uniform Commercial Code as enacted in any jurisdiction in which any Collateral may be located, and all rights and remedies allowed by all applicable Laws, all of which rights and remedies shall be cumulative and non-exclusive, to the extent permitted by said Laws. All risk of loss, damage or diminution of value with respect to the Collateral shall be borne by the Borrowers at all times and the Banks shall have no responsibility, liability or obligation to the Borrowers therefor.

                             (c) Sale of Collateral. Upon the termination of the Banks' commitment to make the Revolving Loans under Section 10.2(a), the Agent may immediately, with only such demand or notice to the Borrowers as may be required by the Illinois UCC, all of such other or further demand or notice hereby expressly waived by the Borrowers to the extent permitted by law, and without advertisement except as may be required by the Illinois UCC, lease, sell or otherwise dispose of or realize upon, at public or private auction or sale in Chicago, Illinois or elsewhere, the whole or, from time to time, any part of the Collateral or any interest which the Borrowers may have therein. The Borrowers agree to assemble, or cause to be assembled, at their own expense, the Collateral at such place or places as the Agent shall reasonably designate and the Agent may, in its sole and complete discretion, cause the Collateral of the Borrowers to remain on the Borrowers' premises at the Borrowers' expense, pending sale, lease or other disposition of said Collateral. The Agent shall have the right to conduct such sales on the Borrowers' premises at the Borrowers' expense or elsewhere. Any sale, lease or other disposition of the Collateral of the Borrowers may be for cash, credit or any combination thereof and the Banks (or any of them) may purchase all or any part of the Collateral and in lieu of actual payment of such purchase price, may set off the amount of such purchase price against the Obligations of the Borrowers, free from any right of redemption on the part of the Borrowers, which right is hereby waived and released. After deducting from the proceeds of the sale, lease or other disposition of said Collateral all expenses incurred by the Banks in connection therewith (including attorneys fees), the Agent shall apply such proceeds towards the satisfaction of the Obligations of the Borrowers, and shall account to the Borrowers for any surplus of such proceeds. The Borrowers shall remain liable for any deficiencies. Any notice required to be given by the Agent of a sale, lease or other disposition or other intended action by Banks with respect to any of the Collateral of the Borrowers shall be mailed by the Agent, ten (10) days prior to such sale, lease or other disposition or other intended action by depositing such notice in the United States mail, postage prepaid and duly addressed to the Borrowers at the address specified in Section 12.2 hereof and such notice shall constitute, and the Borrowers agree that such notice constitutes reasonable and seasonable notice of such sale, lease or other disposition or other intended action.

                             (d) Entry on Premises. Upon the occurrence of an Event of Default, the Agent shall have the right to enter upon the premises of the Borrowers where the Collateral is located or believed to be located, without any obligation to pay rent to the Borrowers or any responsibility or liability to the Borrowers for safeguarding said Collateral from loss or damage or diminution in value, and render said Collateral unusable or remove said Collateral therefrom to the premises of the Agent or any agent of the Agent, for such time as the Agent may desire in order to effectively collect or liquidate said Collateral.

         11.     RELATIONSHIP AMONG BANKS.

                 11.1 Appointment and Grant of Authority. Each Bank hereby appoints the Agent, and the Agent hereby agrees to act, as agent under this Agreement. The Agent shall have and may exercise such powers under this Agreement as are specifically delegated to the Agent by the terms hereof, together with such other powers as are reasonably incidental thereto. Each Bank hereby authorizes, consents to, and directs the Borrowers to deal with the Agent as the true and lawful agent of such Bank to the extent set forth herein.

                 11.2 Non-Reliance on Agent. Each Bank agrees that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrowers and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. The Agent shall not be required to keep informed as to the performance or observance by the Borrowers of this Agreement or any other document referred to or provided for herein or to inspect the properties or books of the Borrowers. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Borrowers (or any of their related companies) which may come into the Agent's possession.

                 11.3        Responsibility of the Agent and Other Matters.

                             (a)     The Agent shall have no duties or
         responsibilities except those expressly set forth in this Agreement and those duties and liabilities shall be subject to the limitations and qualifications set forth in this Section. The duties of the Agent shall be mechanical and administrative in nature.

                             (b)     Neither the Agent nor any of its
         directors, officers or employees shall be liable for any action taken or omitted (whether or not such action taken or omitted is within or without the Agent's responsibilities and duties expressly set forth in this Agreement) under or in connection with this Agreement or any other instrument or document in connection herewith, except for gross negligence or willful misconduct. Without limiting the foregoing, neither the Agent nor any of its directors, officers or employees shall be responsible for, or have any duty to examine into, (i) the genuineness, execution, validity, effectiveness, enforceability, value or sufficiency of (A) this Agreement, the Revolving Notes or the Loan Documents, or (B) any document or instrument furnished pursuant to or in connection with this Agreement, the Revolving Notes or the Loan Documents, (ii) the collectibility of any amounts owed by the Borrowers, (iii) any recitals or statements or representations or warranties in connection with this Agreement, the Revolving Notes or the Loan Documents, (iv) any failure of any party to this Agreement to receive any communication sent, or (v) the assets, liabilities, financial condition, results of operations, business or creditworthiness of the Borrowers.

                             (c) The Agent shall be entitled to act, and shall be fully protected in acting upon, any communication in whatever form believed by the Agent in good faith to be genuine and correct and to have been signed or sent or made by a proper person or persons or entity. The Agent may consult counsel and shall be entitled to act, and shall be fully protected in any action taken in good faith, in accordance with advice given by counsel. The Agent may employ agents and attorneys-in-fact and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected by the Agent with reasonable care. The Agent shall not be bound to ascertain or inquire as to the performance or observance of any of the terms, provisions or conditions of this Agreement, the Revolving Notes or any other Loan Document on the Borrowers' part.

                 11.4 Action on Instructions. The Agent shall be entitled to act or refrain from acting, and in all cases shall be fully protected in acting or refraining from acting, under this Agreement (including, without limitation, any acceleration of the Credit under Section 10.2(a) of this Agreement) the Revolving Notes or any Loan Document or any other instrument or document in connection herewith or therewith in accordance with instructions in writing from the Majority Banks.

                 11.5 Indemnification. To the extent the Borrowers do not reimburse and save the Agent harmless according to the terms hereof for and from all costs, expenses and disbursements in connection herewith, such costs, expenses and disbursements shall be borne by the Banks ratably in accordance with their Percentage Interests and the Banks hereby agree on such basis (i) to reimburse the Agent for all such costs, expenses and disbursements on request and (ii) to indemnify and save harmless the Agent against and from any and all losses, obligations, penalties, actions, judgments and suits and other costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent, other than as a consequence of actual gross negligence or willful misconduct on the part of the Agent, arising out of or in connection with this Agreement, the Revolving Notes or any Loan Document or any instrument or document in connection herewith or therewith, or any request of the Banks, including without limitation the costs, expenses and disbursements in connection with defending itself against any claim or liability, or answering any subpoena, related to the exercise or performance of any of its powers or duties under this Agreement or the taking of any action under or in connection with this Agreement, the Revolving Notes or any other Loan Document.

                 11.6 LaSalle and Affiliates. With respect to LaSalle's (or any successor Agent's) commitment and any Loan by LaSalle (or any successor Agent) under this Agreement and any Revolving Note and any interest of LaSalle (or any successor Agent) in any Revolving Note, LaSalle (or any successor Agent) shall have the same rights and powers under this Agreement and such Revolving Note, as any other Bank and may exercise the same as though it were not the Agent. LaSalle (or any successor Agent) and its affiliates may accept deposits from, lend money to, and generally engage, and continue to engage, in any kind of business with the Borrowers as if LaSalle (or any successor Agent) were not the Agent.

                 11.7 Notice to Holder of Revolving Notes. The Agent may deem and treat the payees of the Revolving Notes as the owners thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof has been filed with the Agent. Any request, authority or consent of any holder of any Revolving Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Revolving Note.

                 11.8 Successor Agent. The Agent may resign at any time by giving 30 days' written notice thereof to the Banks. Upon any such resignation, the Majority Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been appointed by the Majority Banks and accepted such appointment in connection herewith or therewith within 30 days after the retiring Agent's giving notice of resignation, then the retiring Agent may, but shall not be required to, on behalf of the Banks, appoint a successor Agent. Upon the appointment of a successor Agent under the terms of this Section 11.8, the term "Agent" shall, for all purposes of this Agreement, thereafter mean such successor. Upon acceptance of the agency, a successor Agent shall succeed to and become vested with all the rights, powers, privileges, and duties of the retiring Agent but shall not be liable for any acts or omissions of the retiring Agent.

         12.     GENERAL.

                 12.1 Delay;Waiver. Any Bank's failure, at any time or times hereafter, either to require strict performance by the Borrowers of any provisions of this Agreement, the Notes or any Loan Documents, or to enforce the Bank's rights under such terms or provisions, shall not waive, effect or diminish or modify such terms or provisions, notwithstanding any conduct or custom, actual or implied, of the Banks to the contrary or in refraining from so doing at any time or times. Any suspension or waiver by the Banks of an Event of Default hereunder or under any Loan Documents or right or remedy hereunder or under any Loan Document shall not suspend, waive, release or affect any other Event of Default or right or remedy hereunder or under any Loan Documents. No delay on the part of any Bank or the holder of any Revolving Note in the exercise of any power or right shall operate as a waiver thereof, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof, or the exercise of any other power or right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                 12.2 Notice. Any notice between the parties hereto or notices provided herein to be given shall be in writing (unless otherwise provided herein) and, if mailed, shall be deemed to be given when sent by registered or certified mail, postage prepaid, and addressed to the Borrowers, the Agent or the Banks at the respective address set forth on the signature pages hereof.

                 12.3 Expenses. The Borrowers agree whether or not any Revolving Loan is made hereunder, to pay the Agent and the Banks upon demand for all reasonable expenses, including reasonable fees of attorneys for the Agent and the Banks (who may be employees of the Agent and the Banks) incurred by (i) the Agent in connection with the preparation, negotiation and execution of this Agreement, the Revolving Notes, the Loan Documents and any document required to be furnished therewith, (ii) the Agent in connection with the preparation of any and all amendments to this Agreement, the Revolving Notes, or the Loan Documents and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith,
(iii) the Agent and the Banks in connection with the enforcement of the Borrowers' obligations hereunder or under any Revolving Note, including, without limitation, the cost of field audits under Section 7.4 hereof (iv) in connection with the insurance to be maintained under Section 7.5) hereof; (v) in the repair or maintenance of the Collateral of the Borrowers; (vi) in perfecting or protecting the Collateral security or security interest granted hereunder; and (vii) in connection with any litigation, contest, suit or proceeding (whether instituted by the Bank, the Borrowers or where payment of the Obligations or the Collateral might be materially adversely affected, by any other Person) in any way relating to the Collateral, this Agreement and the Loan Documents, except where it is determined that Banks' action or failure to act constituted gross negligence or willful misconduct. The Borrowers also agree (i) to indemnify and hold the Agent harmless from any loss or expense which may arise or be created by the acceptance of telephonic or other instructions for making Revolving Loans and (ii) to pay, and save the Agent and the Banks harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of this Agreement or the issuance of the Revolving Notes or of any other instruments or documents provided for herein or to delivered hereunder or in connection herewith. The Borrowers' foregoing obligations shall survive any termination of this Agreement.

                 12.4 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

                 12.5 Counterparts. This Agreement may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same instrument.

                 12.6 Merger Clause. This Agreement, the Notes and the Loan Documents constitute the entire agreement between the parties hereto and thereto with respect to the Loans and may be amended only by a writing signed on behalf of each such party. If any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in the Notes or the Loan Documents, the provision contained in this Agreement shall govern and control.

                 12.7 Investment. Each Bank represents and warrants that: (i) it is acquiring any Revolving Note to be issued to it hereunder for its own account as a result of making a loan in the ordinary course of its commercial banking business and not with a view to the public distribution or sale thereof, nor with any present intention of selling or distributing such Revolving Note, but subject, nevertheless, to any legal or administrative requirement that the disposition of such Bank's property at all times be within its control, and (ii) in good faith it has not and will not rely upon any margin stock (as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System) as collateral in the making and maintaining of the Revolving Loans.

                 12.8 Law. This Agreement and each Revolving Note shall be contracts made under and governed by the laws of the State of Illinois.

                 12.9 Successors. This Agreement shall be binding upon the Borrowers, the Banks and the Agent and their respective successors and assigns, and shall inure to the benefit of the Borrowers, the Banks and the Agent and the successors and assigns of the Banks and the Agent. The Borrowers shall not assign their rights or duties hereunder without the consent of the Majority Banks.

                 12.10 Amendments. No amendment or waiver of any provision of this Agreement or the Revolving Notes, nor consent to any departure therefrom by the Borrowers shall be effective unless the same shall be in writing and signed by the Borrowers and the Majority Banks (except as provided in Section 7.10 with respect to the provision of landlord waivers), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Banks, do any of the following: (a) waive any of the conditions specified in Sections 8 and 9, (b) increase the amounts or extend the terms of the Banks' commitments or subject the Banks to any additional obligations, (c) reduce the principal of, or interest on, the Revolving Notes or any fees hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the Revolving Notes or any fees hereunder, (e) change the definitions of "Eligible Automobile Finance Receivable", "Majority Banks", or "Revolving Loan Borrowing Base" (or any of the defined terms used therein), (f) release any of the Collateral except in the ordinary course of business and in strict compliance with the terms of the Loan Documents, (g) waive, modify or amend any of the covenants set forth in Section 7.8(a) or (c), (h) change the percentage of the commitments or of the aggregate unpaid principal amount of the Revolving Notes, or the number of Banks which shall be required to take action hereunder, or (i) change any provisions of this Section 12.10; provided, further, that no amendment or waiver of or consent required under Section 11 shall be effective unless signed by the Agent.

                 12.11 Consent to Service. The Borrowers expressly submit and consent to the jurisdiction of any state or federal court located within Cook County, Illinois in any action, suit or proceeding commenced therein in connection with or with respect to the Obligations, this Agreement, the Notes or any Loan Documents and waive any right to jury trial and objection to venue in connection therewith. The Borrowers hereby waive personal service of any and all process or papers issued or served in connection with the foregoing and agree that service of such process or papers may be made by registered or certified mail, postage prepaid, return receipt requested, directed to the Borrowers as set forth in Section 12.2 above.

                 12.12 Waiver of Jury Trial. THE BORROWERS AND THE BANKS WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (I) UNDER THIS AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR (II) ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

                 12.13 Amendment and Restatement. This Agreement shall constitute an amendment and restatement of the Third Amendment and Restatement and shall supersede and replace the Amendment and Restatement in its entirety.

                 12.14 Joint and Several Liability. The obligations and liabilities of Borrowers hereunder, under the Revolving Notes and the other Loan Documents shall be joint and several.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed at Chicago, Illinois by their respective officers thereunto duly authorized as of the date first written above.

                                        FIRST ENTERPRISE FINANCIAL
                                        GROUP, INC., f/k/a Centre
                                        Capital Funding Corp.


                                        By /s/ Michael P. Harrington
                                           -------------------------------
                                        Title Chairman of the Board and
                                               President
                                           -------------------------------

                                        Address:

                                        500 Davis Street
                                        Suite 1005
                                        Evanston, Illinois 60201
                                        Attention:  Jan W. Erfert
                                        Telephone No.: (847) 866-8665
                                        Telecopier No.: (847) 866-8822

                                        FIRST ENTERPRISE ACCEPTANCE COMPANY


                                        By /s/ Michael P. Harrington
                                           -------------------------------

                                        Title Chairman of the Board and
                                              Chief Executive Officer
                                           -------------------------------

                                        Address:

                                        500 Davis Street
                                        Suite 1005
                                        Evanston, Illinois 60201
                                        Attention:  Michael P. Harrington
                                        Telephone No.: (847) 866-8665
                                        Telecopier No.: (847) 866-8222

Maximum
Amount of          Percentage
Commitment         Interest
----------         ----------
$22,000,000           25.88%        LASALLE NATIONAL BANK, in its individual
                                    corporate capacity and as Agent

                                    By /s/ Terry M. Keating
                                      -----------------------------------------

                                    Title 1st Vice President
                                         --------------------------------------

                                    Address:

                                    135 South LaSalle Street
                                    Chicago, Illinois 60603
                                    Attention:  Terry Keating
                                    Telephone No.:  904-6389
                                    Telecopier No.: 904-6382

$10,000,000           11.76%        FIRST MIDWEST BANK, N.A.

                                    By /s/ Edward Melton
                                      -----------------------------------------

                                    Title Senior Vice President
                                         --------------------------------------

                                    Address:

                                    725 Waukegan Road
                                    Deerfield, Illinois 60015
                                    Attention: Edward J. Melton
                                    Telephone No.: (847) 374-5233
                                    Telecopier No.: (857) 374-5288

$20,000,000           23.53%        BANK ONE, CHICAGO, NA

                                    By /s/ Stautorlt Barnett
                                      -----------------------------------------

                                    Title Regional Vice President
                                         --------------------------------------

                                    Address:

                                    800 Davis Street
                                    Evanston, Illinois 60201
                                    Attention: Michael Moran
                                    Telephone No.: (847) 866-5303
                                    Telecopier No.: (847) 866-5338

$15,000,000            17.65%       THE FIRST NATIONAL BANK OF CHICAGO

                                    By /s/ Andrew H. Heinecke
                                      -----------------------------------------

                                    Title First Vice President
                                         --------------------------------------

                                    Address:

                                    Mail Suite 0084
                                    One First National Plaza
                                    Chicago, Illinois 60670-0084
                                    Attention: Toral Stack
                                    Telephone No.: (312) 732-6305
                                    Telecopier No.: (312) 732-6222


$3,000,000            3.53%         HARRIS BANK PALATINE, N.A.

                                    By /s/ Paul E. Bailey
                                      -----------------------------------------

                                    Title Vice President
                                         --------------------------------------

                                    Address:

                                    50 North Brockway
                                    Palatine, Illinois 60067
                                    Attention: Paul Bailey
                                    Telephone No.: (847) 359-1070
                                    Telecopier No.: (847) 359-1158


$10,000,000           11.76%        FLEET BANK, NATIONAL ASSOCIATION

                                    By /s/ Michael B. Moschetta
                                      -----------------------------------------

                                    Title Assistant Vice President
                                         --------------------------------------

                                    Address:

                                    175 Water Street
                                    New York, New York 10038
                                    Attention: Chris Montagna
                                    Telephone No.: (212) 602-2599
                                    Telecopier No.: (212) 602-2561

$5,000,000         5.88%                 CORESTATES BANK, N.A.


                                         By
                                           ------------------------------------

                                         Title
                                              ---------------------------------

                                         Address:

                                         FC 1-8-12-7
                                         1339 Chestnut Street
                                         Philadelphia, PA 19101-3579
                                         Attention: Mr. John T. Trainor
                                         Telephone No.: (215) 786-4375
                                         Telecopier No.: (215) 786-8304

                         Fourth Amended and Restated
                          Revolving Credit Agreement
                          --------------------------

Exhibit             Description                         Cross Reference
-------             -----------                         ---------------
[S]                 [C]                                 [C]
A                   Assignment of Life Insurance
                               Policy                   Section 1.1

B                   Collateral Identification Stamp     Section 1.1

C                   Borrowing Base Certificate          Section 1.1

D                   Amended and Restated Collateral     Section 1.1
                    Agreement

E                   Form of Borrowers' Revolving
                    Note                                Section 1.1

F                   Form of Subordination Agreement     Section 1.1

G                   Settlement and Request Statement    Section 4.8

H                   Compliance Certificate              Section 7.2

I                   Incumbency Certificate              Section 9.3

J                   Legal Opinion of Borrower's
                    Counsel                             Section 9.4

K                   President's Certificate             Section 9.7

L                   Corporate Consents                  Section 9.11

                                  SCHEDULES TO
                          FOURTH AMENDED AND RESTATED
                           REVOLVING CREDIT AGREEMENT


Schedule No.                    Description
------------                    -----------
   3.9                          Average Daily Balance Computation Formula

   6.7                          Scheduled Litigation

   6.8                          Scheduled Liens

   6.9                          Borrower's Subsidiaries And Percentage Ownership
                                Thereof

   6.17(c)                      Stock Option Plans

   7.14                         Existing Indebtedness

   7.15                         Liens

                                  Schedule 6.9

                                  Subsidiaries

First Enterprise Securitization Corp., a Delaware corporation
(a wholly-owned subsidiary of FEFG)

First Enterprise Acceptance Company, an Illinois corporation
(a wholly-owned subsidiary of FEFG)

                                Schedule 6.17(c)

                               Stock Option Plans

1992     Stock Option Plan, as amended and restated

1995     Director Stock Option Plan

1995     Employee Stock Purchase Plan